                                                                   EXHIBIT 10.12



                     AMENDED AND RESTATED CREDIT AGREEMENT

                                    BETWEEN

                      STATE STREET BANK AND TRUST COMPANY

                                      AND

                           VIISAGE TECHNOLOGY, INC.







                                 DATED AS OF:

                               OCTOBER 31, 1997

                               TABLE OF CONTENTS

SECTION I      DEFINITIONS............................................................  1
               1.1   Definitions......................................................  1
               1.2   Rules of Interpretation.......................................... 11

SECTION II     DESCRIPTION OF CREDIT.................................................. 11
               2.1   Revolving Credit Loans........................................... 11
               2.2   Tranche A Term Loan.............................................. 12
               2.3   Tranche B Term Loans............................................. 12
               2.4   The Notes........................................................ 13
               2.5   Notice and Manner of Borrowing or Conversion of Loans............ 13
               2.6   Interest Rates and Payments of Interest.......................... 14
               2.7   Fees............................................................. 15
               2.8   Payments and Prepayments of the Loans............................ 16
               2.9   Method of Payment................................................ 16
               2.10  LIBOR Indemnity.................................................. 17
               2.11  Fixed Rate Indemnity............................................. 17
               2.12  Computation of Interest and Fees................................. 18
               2.13  Changed Circumstances; Illegality................................ 18
               2.14  Increased Costs.................................................. 19
               2.15  Capital Requirements............................................. 19

SECTION I.A.   LETTERS OF CREDIT...................................................... 20
               2A.1  Issuance......................................................... 20
               2A.2  Reimbursement Obligation of the Borrower......................... 20
               2A.3  Letter of Credit Payments........................................ 20
               2A.4  Obligations Absolute............................................. 21
               2A.5  Reliance by the Lender........................................... 21

SECTION III    CONDITIONS OF LOANS AND LETTERS OF CREDIT.............................. 21
               3.1   Conditions Precedent to Initial Loans............................ 21
               3.2   Conditions Precedent to all Loans and Letters of Credit.......... 22

SECTION IV     REPRESENTATIONS AND WARRANTIES......................................... 23
               4.1   Organization; Qualification; Business............................ 23
               4.2   Corporate Authority.............................................. 24
               4.3   Valid Obligations................................................ 24
               4.4   Consents or Approvals............................................ 24
               4.5   Title to Properties; Absence of Encumbrances..................... 24
               4.6   Financial Statements............................................. 24
               4.7   Changes.......................................................... 24
               4.8   Solvency......................................................... 25
               4.9   Defaults......................................................... 25
               4.10  Taxes............................................................ 25
               4.11  Litigation....................................................... 25
               4.12  Subsidiaries..................................................... 25
               4.13  Investment Company Act........................................... 25
               4.14  Compliance....................................................... 25
               4.15  ERISA............................................................ 26
               4.16  Environmental Matters............................................ 26
               4.17  Restrictions on the Borrower..................................... 27
         I

               4.18  Labor Relations.................................................. 27
               4.19  Margin Rules..................................................... 27
               4.20  Disclosure....................................................... 27

SECTION V      AFFIRMATIVE COVENANTS.................................................. 28
               5.1   Financial Statements............................................. 28
               5.2   Conduct of Business.............................................. 29
               5.3   Maintenance and Insurance........................................ 29
               5.4   Taxes............................................................ 29
               5.5   Inspection....................................................... 29
               5.6   Maintenance of Books and Records................................. 30
               5.7   Use of Proceeds.................................................. 30
               5.8   Further Assurances............................................... 31
               5.9   Notification Requirements........................................ 31
               5.10  ERISA Reports.................................................... 31
               5.11  Environmental Compliance......................................... 31
               5.12  Depository Accounts.............................................. 32

SECTION VI     FINANCIAL COVENANTS.................................................... 32
               6.1   Profitability.................................................... 32
               6.2   Tangible Net Worth............................................... 32
               6.3   Debt to Worth Ratio.............................................. 33
               6.4   Debt Service Coverage............................................ 33

SECTION VII    NEGATIVE COVENANTS..................................................... 33
               7.1   Indebtedness..................................................... 33
               7.2   Contingent Liabilities........................................... 33
               7.3   Encumbrances..................................................... 34
               7.4   Merger; Consolidation; Sale or Lease of Assets................... 35
               7.5   Restricted Payments.............................................. 35
               7.6   Investments; Purchases of Assets................................. 35
               7.7   ERISA Compliance................................................. 35
               7.8   Transactions with Affiliates..................................... 36
               7.9   Fiscal Year    36
               7.10  Permitted Systems Financing Facilities........................... 36

SECTION VIII  DEFAULTS................................................................ 36
               8.1   Events of Default................................................ 36
               8.2   Remedies       38
               8.3   Subsidiary Insolvency and Bankruptcy Events...................... 38

SECTION IX     ASSIGNMENT AND PARTICIPATION........................................... 39
               9.1   Assignment....................................................... 39
               9.2   Participations................................................... 39

SECTION X      MISCELLANEOUS
               10.1  Notices.......................................................... 40
               10.2  Expenses......................................................... 41
               10.3  Indemnification.................................................. 41
               10.4  Survival of Covenants, Etc....................................... 41
               10.5  Set-Off.......................................................... 41
               10.6  No Waivers....................................................... 42

               10.7   Amendments, Waivers, etc....................... 42
               10.8   Binding Effect of Agreement.................... 42
               10.9   Captions; Counterparts......................... 42
               10.10  Entire Agreement, Etc.......................... 42
               10.11  Waiver of Jury Trial........................... 42
               10.12  Governing Law.................................. 42
               10.13  Severability................................... 43
               10.14  Confidentiality................................ 43

                                   EXHIBITS

EXHIBIT A-1 - Form of Revolving Credit Note
EXHIBIT A-2 - Form of Tranche A Note
EXHIBIT A-3 - Form of Tranche B Note
EXHIBIT B-1 - Form of Notice of Revolving Credit Borrowing or Conversion EXHIBIT B-2 - Form of Notice of Tranche B Borrowing
EXHIBIT C   - Disclosure
EXHIBIT D   - Form of Report of Chief Financial Officer

                     AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT is made as of October 31, 1997 by and between VIISAGE TECHNOLOGY, INC., a Delaware corporation having its chief executive office at 30 Porter Road, Littleton, Massachusetts 01460 (the "Borrower"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust
 --------
company having its head office at 225 Franklin Street, Boston, Massachusetts 02110 ("SSB").
        ---

     WHEREAS, the Borrower has requested SSB to extend credit in the form of loans and letters of credit, and SSB is willing to make loans to the Borrower and issue letters of credit, on the terms and subject to the conditions set forth herein.

     WHEREAS, the Borrower and SSB entered into a Revolving Credit Agreement dated as of November 22, 1996 (the "Existing Agreement").
                                    ------------------

     WHEREAS, the parties wish to amend the Existing Agreement and to restate the Existing Agreement as so amended.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   SECTION I
                                   ---------

                                  DEFINITIONS
                                  -----------

     1.1  Definitions.
          -----------

     All capitalized terms used in this Agreement or in the Notes or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

     Accounts Receivable and Accounts. All of the Borrower's accounts, accounts
     --------------------------------
receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to the Borrower from any Person for goods sold by it or for services rendered by it, or however otherwise established or created, all guarantees and security therefor, all right, title and interest of the Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Borrower.

     Affected Loans.  See Section 2.13(a).
     --------------

     Affiliate.  With reference to any Person, (i) any director, officer or
     ---------
employee of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control of that Person, (iii) any other Person directly or indirectly holding 5% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (iv) any other Person 5% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person.

     Agreement.  This Amended and Restated Credit Agreement, including the
     ---------
Exhibits and Schedules hereto, as the same may be supplemented or amended from time to time.

     Applicable Margin.  In the case of LIBOR Loans, (i) 1.5% at any time that
     -----------------
the Borrower's Leverage Ratio is less than or equal to 2.0 to 1.0 and (ii) 2.0% at any time that the Borrower's Leverage Ratio is greater than 2.0 to 1.0.

     BankBoston.  See Section 9.2(b).
     ----------

     Borrower.  See Preamble.
     --------

     Borrower's Accountants.  Arthur Andersen & Co., LLP or such other
     ----------------------
independent certified public accountants as are selected by the Borrower and reasonably acceptable to the Lender.

     Business Day. (i) For all purposes other than as covered by clause (ii)
     ------------
below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the interbank LIBOR market.

     Capital Expenditures.  Without duplication, any expenditure for fixed or
     --------------------
capital assets, leasehold improvements, capital leases (excluding expenditures under Permitted Systems Financing Facilities), installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures.

     Code.  The Internal Revenue Code of 1986 and the rules and regulations
     ----
thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     Commitment.  Collectively, the Revolving Credit Commitment, the Tranche A
     ----------
Commitment and the Tranche B Commitment.

     Commitment Fee.  See Section 2.7(a).
     --------------

     Confidential Information.  See Section 10.14.
     ------------------------

     Consolidated Net Income.  For any fiscal period, the consolidated gross
     -----------------------
revenues of the Borrower and its Subsidiaries for such period, less all expenses and other proper charges (including taxes on income), all determined in accordance with GAAP, but in any event there shall be excluded or deducted from such gross revenues: (i) any gain or loss arising from any write-up of assets, except to the extent inclusion thereof shall be approved in writing by the Lender; (ii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; and (iii) the net earnings of any business entity (other than a Subsidiary or Permitted Venture) in which the Borrower or any Subsidiary has an ownership interest, except to the extent such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions.

     Consolidated Tangible Net Worth.  At any date as of which the amount
     -------------------------------
thereof shall be determined, the consolidated total assets of the Borrower and its Subsidiaries, with Inventory and cost of goods determined on a "first in, first out" basis, minus (a) Consolidated Total Liabilities and (b) the sum of any amounts attributable to (i) the book value, net of applicable reserves, of all intangible assets of the Borrower and its Subsidiaries, including, without limitation, goodwill, trademarks, copyrights, patents and any similar rights, and unamortized debt discount and expense, (ii) all reserves not already deducted from assets or included in Consolidated Total Liabilities, (iii) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the Initial Financial Statement, (iv) the value of any minority interests in any business entity (other than a Subsidiary or Permitted Venture), (v) the value, if any, attributable to any capital stock of the Borrower or any Subsidiary held in treasury, and (vi) the value, if any, attributable to any notes or subscriptions receivable due from stockholders in respect of capital stock. Notwithstanding the foregoing, the Borrower may change the method by which it accounts for Inventory, provided that the Borrower has given the Lender thirty (30) days prior written notice of such change, and provided, further, that upon receipt of any such notice the Lender shall have the right, in its sole discretion, to modify the financial covenants set forth in Section 6 to account for such change.

     Consolidated Total Liabilities.  At any date as of which the amount thereof
     ------------------------------
shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of the Borrower and its Subsidiaries, including in any event all Indebtedness.

     Customer Contract.  Any lease agreement, installment sale contract,
     -----------------
installment payment agreement or other agreement pursuant to which a System, rights to use a System or services related to a System are sold, leased or otherwise made available to any Person by the Borrower; provided, however, that
                                                        --------  -------
Customer Contracts shall not include any Permitted Systems Financing Facility.

     Default.  An Event of Default or event or condition that, but for the
     -------
requirement that time elapse or notice be given, or both, would constitute an Event of Default.

     Drawdown Date.  The Business Day on which any Loan is made or is to be
     -------------
made.

     EBIT.  For any fiscal period, an amount equal to Consolidated Net Income
     ----
for such period, plus the following, to the extent deducted in computing such Consolidated Net Income: (i) Interest Expense, (ii) taxes, (iii) all extraordinary items, and (iv) non-cash compensation paid to employees or others.

     EBITDA.  For any fiscal period, an amount equal to Consolidated Net Income
     ------
for such period, plus the following, to the extent deducted in computing such Consolidated Net Income: (i) Interest Expense, (ii) taxes, (iii) depreciation,
(iv) amortization and (v) non-cash compensation paid to employees or others.

     Eligible Interest Rate Contracts.  Interest rate swap agreements, interest
     --------------------------------
rate collar agreements, options on any of the foregoing and any other agreements or arrangements designed to provide protection against fluctuations in interest rates, in each case purchased by the Borrower from a Lender with respect to Loans and approved by the Lender (such approval not to be unreasonably withheld or delayed).

     Encumbrances.  See Section 7.3.
     ------------

     ERISA.  The Employee Retirement Income Security Act of 1974 and the rules
     -----
and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     ERISA Affiliate.  Within the meaning of Section 414(b), (c), (m) or (o) of
     ---------------
the Code, (i) any member of a controlled group of corporations which includes the Borrower, (ii) any trade or business, whether or not incorporated, under common control with the Borrower, (iii) any member of an affiliated service group which includes the Borrower, and (iv) any member of a group treated as a single employer by regulation.

     Environmental Laws.  Any and all applicable federal, state and local
     ------------------
environmental statutes, laws, regulations, rules and ordinances (whether now existing or hereafter enacted or promulgated), and all applicable judicial, administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials.

     Event of Default.  Any event described in Section 8.1.
     ----------------

     Fixed Rate.  With respect to the Tranche A Term Loan, the rate of interest
     ----------
set forth in Section 2.6(c), and with respect to Tranche B Term Loans that have been converted to Fixed Rate Loans pursuant to Section 2.5(c), the interest rate per annum equal to one and three-quarters percent (1.75%) above the rate per annum quoted by SSB from time to time to its commercial customers generally as its "cost of funds" rate.

     Fixed Rate Loans.  Any Loans which bear interest at a Fixed Rate.
     ----------------

     Fixed Rate Period.  With respect to any Fixed Rate Loan that is a Tranche A
     -----------------
Term Loan, the period commencing on the Drawdown Date of such Loan and ending on the Tranche A Maturity Date, and with respect to any Fixed Rate Loan that is a Tranche B Term Loan, the period commencing on the effective date of the Tranche B Conversion and ending on the Tranche B Maturity Date.

     GAAP.  Generally accepted accounting principles.
     ----

     Guarantees.  As applied to the Borrower and its Subsidiaries, all
     ----------
guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, including any obligation to furnish funds, directly or indirectly, through the purchase of goods, supplies or services, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

     Hazardous Material.  Any substance (i) the presence of which requires or
     ------------------
may hereafter require notification, investigation, removal or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes
                                      -------
and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is or becomes regulated pursuant to any Environmental Law by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

     Indebtedness.  As applied to the Borrower and its Subsidiaries, without
     ------------
duplication, (i) all obligations for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Borrower and its Subsidiaries and all obligations representing the deferred purchase price of property, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Borrower or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under leases that is required to be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, (v) all Guarantees, (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Borrower or any of its Subsidiaries, (vii) obligations in respect of Eligible Interest Rate Contracts, (viii) obligations arising under Permitted System Financing Facilities, and (ix) all other obligations which, in accordance with GAAP, would be included as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries, but notwithstanding the foregoing, excluding in any event anything in the nature of capital stock, capital surplus and retained earnings, any accounts payable, accrued expenses, billings in excess of costs and estimated earnings, and deferred taxes arising in the ordinary course of business.

     Initial Closing Date.  November 22, 1996.
     --------------------

     Initial Financial Statement.  See Section 4.6.
     ---------------------------

     Initial Public Offering.  See Section 3.1(d).
     -----------------------

     Interest Expense.  For any fiscal period, the consolidated interest expense
     ----------------
(including interest in connection with capitalized lease obligations under GAAP) and amortized debt discount on Indebtedness of the Borrower and its Subsidiaries for such period.

     Interest Period.  With respect to each LIBOR Loan, the period commencing on
     ---------------
the date of the making or continuation of or conversion to such LIBOR Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion; provided that:
                                                               --------

          (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

          (iii) any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date; and

          (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to a Loan would be for a shorter period, such Interest Period shall not be available hereunder.

     Inventory.  All of the Borrower's inventory of whatever name, nature, kind
     ---------
or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by Borrower, parts, supplies, all wrapping, packaging, advertising, labeling, and shipping materials, devices, names and marks, all contracts, rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by the Borrower.

     Investment.  As applied to the Borrower and its Subsidiaries, the purchase
     ----------
or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other Person (including any Subsidiary), any loan, advance or extension of credit (excluding

Accounts Receivable and costs and estimated earnings in excess of billings arising in the ordinary course of business) to, or contribution to the capital of, any other Person (including any Subsidiary), any real estate held for sale or investment, any securities or commodities futures contracts held, any other investment in any other Person (including any other Borrower or any Subsidiary), and the making of any commitment or acquisition of any option to make an Investment.

     Lender.  SSB and each other Person that may after the date hereof become a
     ------
party to this Agreement as a "Lender" hereunder.

     Letters of Credit.  See Section 2A.1.
     -----------------

     Letter of Credit Applications.  Applications for Letters of Credit in such
     -----------------------------
form as may be required by SSB from time to time which are executed and delivered by the Borrower to SSB pursuant to Section 2A, as the same may be amended or supplemented from time to time.

     Letter of Credit Fee.  See Section 2.7(b).
     --------------------

     Leverage Ratio.  The Ratio of the Borrower's Consolidated Total Liabilities
     --------------
(less cash, cash equivalents and marketable securities as shown on the Borrower's consolidated balance sheet in accordance with GAAP) to Consolidated Tangible Net Worth.

     LIBOR Loan.  Any Revolving Credit Loan bearing interest at a rate
     ----------
determined with reference to the LIBOR Rate.

     LIBOR Rate.  With respect to any LIBOR Loan for any Interest Period, the
     ----------
rate of interest determined by the Lender to be the prevailing rate per annum at which deposits in U.S. Dollars are offered to the Lender by first-class banks in the interbank LIBOR market in which it regularly participates on or about 10:00 a.m. (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

     LIBOR Reserve Percentage.  For any Interest Period, the aggregate of the
     ------------------------
maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority, domestic or foreign, to which the Lender is subject with respect to "Eurocurrency Liabilities" (as defined in regulations issued from time to time by such Board of Governors). The LIBOR Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

     Loan Documents.  This Agreement, the Notes and the Letter of Credit
     --------------
Applications, together with any agreements, instruments or documents executed and delivered pursuant to or in connection with any of the foregoing.

     Loans.  The Loans made or to be made by the Lender to the Borrower pursuant
     -----
to Section II of this Agreement, including the Revolving Credit Loans, the Tranche A Term Loan and the Tranche B Term Loans and unpaid Reimbursement Obligations.

     Material Subsidiary.  Any Subsidiary having total liabilities, as reflected
     -------------------
on such Subsidiary's most recent quarterly consolidated balance sheet, that exceed twenty-five percent (25%) of the Borrower's Consolidated Tangible Net Worth, as reflected on the Borrower's most recent quarterly consolidated balance sheet required to be delivered hereunder.

     Material Systems Financier.  Any Permitted Systems Financier that either
     --------------------------
(i) finances more than fifty percent (50%) of all Systems related to Customer Contracts in effect from time to time or (ii) is owed outstanding Indebtedness in excess of $10,000,000 by the Borrower.

     Maximum Revolving Credit Amount.  $10,000,000, or any lesser amount,
     -------------------------------
including zero, resulting from a termination or reduction of such amount in accordance with Sections 2.1 and 8.2.

     Maximum Drawing Amount.  The maximum aggregate amount from time to time
     ----------------------
that beneficiaries may draw under outstanding Letters of Credit.

     Maximum Tranche B Amount.  $2,000,000 or any lesser amount, including zero,
     ------------------------
resulting from a termination of such amount in accordance with Section 8.2.

     Note Record.  Any internal record, including a computer record, maintained
     -----------
by the Lender with respect to any Loan.

     Notes.  Collectively, the Revolving Credit Note, the Tranche A Note and the
     -----
Tranche B Note.

     Notice of Revolving Credit Borrowing or Conversion.  The notice,
     --------------------------------------------------
substantially in the form of Exhibit B-1 hereto, to be given by the Borrower to
                             -----------
SSB to request a Revolving Credit Loan (other than an overdraft advance that is a Prime Rate Loan) or to convert an outstanding Revolving Credit Loan of one Type into a Revolving Credit Loan of another Type, in accordance with Section 2.5(a).

     Notice of Tranche B Borrowing.  The notice, substantially in the form of
     -----------------------------
Exhibit B-2 hereto, to be given by the Borrower to SSB to request a Tranche B
-----------
Term Loan in accordance with Section 2.5(b).

     Notice of Tranche B Conversion.  The written notice to be given by the
     ------------------------------
Borrower to SSB pursuant to Section 2.5(c) to request that all of the outstanding Tranche B Term Loans be converted to Fixed Rate Loans.

     Obligations.  Any and all obligations of the Borrower to the Lender of
     -----------
every kind and description pursuant to or in connection with the Loan Documents and Eligible Interest Rate Contracts, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

     Participant.  See Section 9.2(a).
     -----------

     Participation Agreement.  See Section 9.2(b).
     -----------------------

     Pension Plan.  Any Plan which is an "employee pension benefit plan" (as
     ------------
defined in ERISA).

     PBGC.  The Pension Benefit Guaranty Corporation or any entity succeeding to
     ----
any or all of its functions under ERISA.

     Permitted Encumbrances.  See Section 7.3.
     ----------------------

     Permitted Expenses.  See Section 5.7(c).
     ------------------

     Permitted Systems Financier.  Any commercial bank, nationally recognized
     ---------------------------
insurance company, nationally recognized leasing company or Subsidiary of any of the foregoing being regularly engaged in the business of providing lease, Systems, equipment or other commercial financing, including without limitation Sanwa Business Credit Corporation.

     Permitted Systems Financing Facility.  Any lease or other agreement between
     ------------------------------------
the Borrower and a Permitted Systems Financier pursuant to which such Permitted Systems Financier finances or agrees to finance the installation, equipment, software, Inventory and related costs and services for Systems whether as part of a sale or leaseback transaction or otherwise, including the Sanwa Purchase Agreement.

     Permitted Venture.  Any Subsidiary or any other partnership, limited
     -----------------
liability company, corporation, joint venture or other form of entity, domestic or foreign, that is engaged in the business of the Borrower or any business reasonably related or complimentary thereto.

     Permitted Venture Investment.  Any Investment in a Permitted Venture;
     ----------------------------
provided, however, that without the Lender's consent (not to be unreasonably withheld), the total net Investments in the equity of any Permitted Venture (excluding for such purposes the Borrower's or applicable Subsidiary's interest in the accumulated earnings of such Permitted Venture) shall not exceed ten percent (10%) of the Borrower's consolidated total assets, all as reflected on the Borrower's most recent quarterly consolidated balance sheet required to be delivered hereunder, nor shall the total net Investments in the equity of all Permitted Ventures (excluding for such purposes the Borrower's or applicable Subsidiary's interest in the accumulated earnings of Permitted Ventures) exceed twenty-five percent (25%) of the Borrower's consolidated total assets, all as reflected on the Borrower's most recent quarterly consolidated balance sheet required to be delivered hereunder; and provided, further, that as long as no Event of Default has occurred and is continuing or would otherwise result therefrom, and without the Lender's prior written consent (not to be unreasonably withheld or delayed), neither the Borrower nor any of its Subsidiaries shall lend, advance or extend credit or Guarantees to or for the benefit of any single Permitted Venture in amounts exceeding, on a consolidated basis, $500,000.00 in the aggregate, provided, however, in no event shall the Lender's consent be required for extensions of credit in accordance with the sale of goods, rendering of services or the licensing of technology or providing Systems on the Borrower's customary business terms and on an arm's-length basis.

     Person.  Any individual, corporation, partnership, trust, unincorporated
     ------
association, business or other legal entity, and any government or governmental agency or political subdivision thereof.

     Plan.  Any "employee pension benefit plan" or "employee welfare benefit
     ----
plan" (each as defined in ERISA) maintained by the Borrower or any Subsidiary.

     Prime Rate.  The rate of interest announced from time to time by SSB at its
     ----------
head office as its "Prime Rate".

     Prime Rate Loan.  Any Loan bearing interest determined with reference to
     ---------------
the Prime Rate.

     Prohibited Transaction.  Any "prohibited transaction" as defined in ERISA
     ----------------------
and the Code.

     Qualified Investments.  As applied to the Borrower and its Subsidiaries,
     ---------------------
investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit, demand deposit accounts or other deposit instruments or accounts maintained in the ordinary course of business with banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) bonds and commercial paper having a so-called "investment grade rating" by Standard & Poor's Rating Group or Moody's Investors Service, Inc., (iv) mutual funds which invest solely in bonds and commercial paper of the type referred to in the foregoing clause (iii), (v) any repurchase agreement secured by any one or more of the foregoing, (vi) advances to employees for business related expenses to be incurred in the ordinary course of business and consistent with past practices in an amount not to exceed $250,000 in the aggregate outstanding at any one time, (vii) Eurodollar time deposits offered by the Lender, and (viii) other investments pursuant to an investment policy adopted by the Borrower's board of directors and approved by the Lender from time to time.

     Reimbursement Obligation.  The Obligation of the Borrower to reimburse the
     ------------------------
Lender on account of any drawing under any Letter of Credit as provided in
Section 2A.2.

     Responsible Officer.  The chief financial officer of the Borrower and any
     -------------------
other officer of the Borrower designated by the chief financial officer to sign Notices of Borrowing or Conversion.

     Restricted Payment.  Any dividend, distribution, loan, advance, guaranty,
     ------------------
extension of credit or other payment, whether in cash or property to or for the benefit of any Person who holds an equity interest in the Borrower or any of its Subsidiaries, whether or not such interest is evidenced by a security, and any purchase, redemption, retirement or other acquisition for value of any capital stock of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or of any options, warrants or similar rights to purchase such capital stock or any security convertible into or exchangeable for such capital stock.

     Revolving Credit Commitment.  The maximum dollar amount which the Lender
     ---------------------------
has agreed to loan the Borrower as Revolving Credit Loans or to make available to the Borrower pursuant to Letters of Credit upon the terms and subject to the conditions of this Agreement, as such amount may be modified pursuant hereto and in effect from time to time.

     Revolving Credit Loan.  See Section 2.1(a) hereof.
     ---------------------

     Revolving Credit Maturity Date.  June 30, 1999.
     ------------------------------

     Revolving Credit Note.  See Section 2.4(a).
     ---------------------

     Sanwa Purchase Agreement.  The Purchase Agreement, dated as of September
     ------------------------
12, 1996, between the Borrower and Sanwa Business Credit Corporation, as amended and in effect from time to time.

     Securities Filings.  Currently effective registration statements of the
     ------------------
Borrower under the Securities Act of 1933, as amended, and any filing (with disclosures therein as updated by more recent filings, if any) under the Securities Exchange Act of 1934, as amended.

     Subordinated Debt.  Indebtedness of the Borrower or any of its Subsidiaries
     -----------------
which is expressly subordinated and made junior to the payment and performance in full of the Obligations on terms and conditions satisfactory to the Lender.

     Subsidiary.  Any corporation, association, joint stock company, business
     ----------
trust, joint venture, limited liability company or other similar organization of which more than 50% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; or any other such organization the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of a majority of the voting power or the legal right to designate a majority of the seats of the board of directors or other similar governing body of such entity; or any joint venture, whether incorporated or not, in which the Borrower has a greater than 50% ownership interest.

     System.  Any identification system that is sold, leased or otherwise made
     ------
available to any Person pursuant to a Customer Contract, including any equipment, Inventory, computer software and technology used in connection with or otherwise made a part of such identification system, together with all additions, replacements, substitutions, parts, repairs, accessories or attachments thereto and any services performed in connection therewith.

     Term Loan Closing Date.  The first date on which the conditions to the
     ----------------------
making of the Tranche A Term Loan and the initial Tranche B Term Loan have been satisfied.

     Total Debt Service.  For any period, the sum of (i) Interest Expense
     ------------------
(excluding amortized debt discount and amortized financing costs) for such period, plus (ii) the aggregate amount of all principal payments (other than payments of Revolving Credit Loans) made or due for such period in respect of any Indebtedness of the Borrower and its Subsidiaries that, in accordance with GAAP, is included as long term indebtedness on the consolidated balance sheet of the Borrower and its Subsidiaries.

     Total Revolving Credit Outstandings.  At any time, the sum of (i) the
     -----------------------------------
aggregate outstanding principal balance of the Revolving Credit Loans and (ii) the Maximum Drawing Amount at the time.

     Total Tranche B Outstandings.  At any time, the aggregate outstanding
     ----------------------------
principal balance of the Tranche B Term Loans.

     Tranche A Commitment.  The maximum dollar amount which the Lender has
     --------------------
agreed to loan the Borrower as the Tranche A Term Loan.

     Tranche A Maturity Date.  October 1, 2004, or, if the Lender so elects at
     -----------------------
any earlier time upon twenty (20) Business Days' notice to the Borrower following the final expiration or cancellation of the contract with the Department of Highway Safety and Motor Vehicles of the State of Florida for which the Borrower is the subcontractor of Unisys Corporation (unless replaced with a direct Customer Contract with said Florida department).

     Tranche A Note.  See Section 2.4(b).
     --------------

     Tranche A Term Loan.  See Section 2.2.
     -------------------

     Tranche B Conversion.  The conversion of all outstanding Tranche B Term
     --------------------
Loans to Fixed Rate Loans pursuant to Section 2.5(c).

     Tranche B Commitment.  The maximum dollar amount which the Lender has
     --------------------
agreed to loan to the Borrower as Tranche B Term Loans, as such amount may be modified pursuant hereto and in effect from time to time.

     Tranche B Commitment Termination Date.  The earlier to occur of (a) June
     -------------------------------------
30, 1998 or (b) the effective date of any Tranche B Conversion.

     Tranche B Maturity Date.  June 1, 2002
     -----------------------

     Tranche B Note.  See Section 2.4(c).
     --------------

     Tranche B Term Loans.  See Section 2.3(a).
     --------------------

     Type.  A Revolving Credit Loan that is a LIBOR Loan or a Prime Rate Loan.
     ----

     UCP.  Uniform Customs and Practices for Documentary Letters of Credit, 1993
     ---
revision, International Chamber of Commerce Publication No. 500 and any subsequent revisions thereof.

     Unfinanced Capital Expenditures.  Capital Expenditures of the Borrower that
     -------------------------------
are paid for with operating cash flow of the Borrower and not financed with the incurrence of Indebtedness.

     1.2  Rules of Interpretation.
          -----------------------

          (a) All terms of an accounting character used herein but not defined herein shall have the meanings assigned thereto by GAAP. All calculations for the purposes of Section VI hereof shall be made in accordance with GAAP applied on a consistent basis.

          (b) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented and in effect from time to time in accordance with its terms and the terms of this Agreement.

          (c) The singular includes the plural and the plural includes the singular.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e)  The words "include", "includes" and "including" are not limiting.

          (f) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

          (g) All terms not specifically defined herein or by GAAP that are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them in such Uniform Commercial Code.


                                  SECTION II
                                  ----------

                             DESCRIPTION OF CREDIT
                             ---------------------

     2.1  Revolving Credit Loans.
          ----------------------

          (a) Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein, the Lender agrees to make revolving credit loans (the "Revolving Credit Loans") to the Borrower at the Borrower's request, or as
-----------------------
provided in Section 2.5, from time to time from and after the Closing Date and prior to the Revolving Credit Maturity Date, provided that the Total Revolving
                                             --------
Credit Outstandings (after giving effect to all requested Revolving Credit Loans and Letters of Credit) shall not at any time exceed the Maximum Revolving Credit Amount. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay, prepay and reborrow amounts in respect of Revolving Credit Loans, up to the limits imposed by this Section 2.1, from time to time between the Closing Date and the Revolving Credit Maturity Date upon request given to the Lender pursuant to Section 2.5. Each request for a Revolving Credit Loan or Letter of Credit hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 3.1 and 3.2 have been satisfied as of the date of such request or the date any overdraft advance that is a Prime Rate Loan made pursuant to the Lender's Liquidity Management Control System.

          (b) No LIBOR Loan shall be requested or made for less than $100,000 in principal amount and in integral multiples of $100,000. No more than five LIBOR Loans may be outstanding at any time.

          (c) Upon the terms and subject to the conditions of this Agreement, the Borrower may convert all or any part (in integral multiples of $100,000) of any outstanding Revolving Credit Loan into a Revolving Credit Loan of another Type on any Business Day (which, in the case of a conversion of an outstanding LIBOR Loan shall be the last day of the Interest Period applicable to such LIBOR
Loan). The Borrower shall give the Lender prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.5(a).

          (d) The Revolving Credit Commitment shall automatically terminate at 5:00 p.m. Boston time on the Revolving Credit Maturity Date. Subject to the provisions of Section 2.9 regarding mandatory payments, the Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Lender to reduce the Revolving Credit Maximum Amount or to terminate entirely the Lender's Revolving Credit Commitment hereunder. No such reduction or termination of any Revolving Credit Commitment may be reinstated. If, as a result of any such reduction, the Maximum Drawing Amount at the time would exceed the Maximum Revolving Credit Amount or the maximum amount of Letters of Credit permitted to be outstanding under Sections 2.1(a) and 2A.1(a) hereof, the Borrower shall, as a condition precedent to any such reduction, deposit with and pledge to the Lender cash or cash equivalents in an amount equal to 100% of such excess. If any Letters of Credit would remain outstanding after the effective date of any such termination, in addition to satisfaction of all other applicable terms and conditions of this Agreement, the Borrower shall deposit with and pledge to the Lender cash or cash equivalents in an amount equal to 100% of the Maximum Drawing Amount at the effective date of such termination. Amounts so held by SSB by reason of this Section 2.1(d) shall be held in interest-bearing accounts and shall be applied, together with any interest accrued thereon, in satisfaction of Reimbursement Obligations or, when and if such Reimbursement Obligations have been satisfied in full by the Borrower or by such application by SSB, any excess of such amounts so held shall be refunded by SSB to the Borrower.

     2.2  Tranche A Term Loan.  Upon the terms and subject to the conditions of
          -------------------
this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein, the Lender agrees to make a term loan (the Tranche A Term Loan") to the Borrower on the Term Loan Closing Date in the
-------------------
principal amount of Three Million Eight Hundred Thousand Dollars ($3,800,000).

     2.3  Tranche B Term Loans.
          --------------------

          (a) Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein, the Lender agrees to make term loans (the "Tranche B Term
                                                            --------------
Loans") to the Borrower at the Borrower's request from time to time from and after the Term Loan Closing Date and prior to the Tranche B Commitment Termination Date, provided, that the Total Tranche B Outstandings (after giving
                  --------
effect to all requested Tranche B Term Loans) shall not at any time exceed the Maximum Tranche B Amount. Amounts in respect of Tranche B Term Loans that are repaid or prepaid by the Borrower may not be reborrowed. Each request for a Tranche B Term Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 3.1 and 3.2 has been satisfied as of the date of such request.

          (b) Upon the terms and subject to the conditions of this Agreement, the Borrower may convert all, but not less than all, of the outstanding Tranche B Term Loans into Fixed Rate Loans on any Business Day prior to June 30, 1998. The Borrower shall give the Lender prior notice of such conversion (which notice shall be effective upon receipt) in accordance with Section 2.5(c).

     2.4  The Notes.
          ---------

          (a) The Revolving Credit Loans shall be evidenced by an amended and restated promissory note of the Borrower in substantially the form of Exhibit A-
                                                                      ---------
1 hereto (the "Revolving Credit Note"), dated as of the Term Loan Closing Date.
-              ---------------------

          (b) The Tranche A Term Loan shall be evidenced by a promissory note of the Borrower in substantially the form of Exhibit A-2 hereto (the "Tranche A
                                             -----------              ---------
Term Note"), dated as of the Term Loan Closing Date.
---------

          (c) The Tranche B Term Loans shall be evidenced by a promissory note of the Borrower in substantially the form of Exhibit A-3 hereto (the "Tranche B
                                             -----------              ---------
Term Note"), dated as of the Term Loan Closing Date.
---------

          (d) The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on any Note, an appropriate notation on the Note Record reflecting (as the case may be) the making of such Loan or the receipt of such payment. The outstanding amount of the Loans set forth on the Note Record shall be prima facie evidence of the principal amount thereof owing
                     -----------
and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Lender's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     2.5  Notice and Manner of Borrowing or Conversion of Loans.
          -----------------------------------------------------

          (a) Whenever the Borrower desires to obtain or continue a Revolving Credit Loan hereunder or convert an outstanding Revolving Credit Loan into a Revolving Credit Loan of another Type, the Borrower shall give SSB a written Notice of Revolving Credit Borrowing or Conversion (or a telephonic notice promptly confirmed by a written Notice of Revolving Credit Borrowing or Conversion), which Notice shall be irrevocable and which must be received no later than 11:00 a.m. Boston time on the date (i) one Business Day before the day on which the requested Revolving Credit Loan is to be made as or converted to a Prime Rate Loan, and (ii) three Business Days before the day on which the requested Revolving Credit Loan is to be made or continued as or converted to a LIBOR Loan; provided, however, that no such prior notice shall be required for
            --------  -------
Prime Rate Loans that are overdraft advances made pursuant to the Lender's Liquidity Management Control System. Such Notice of Revolving Credit Borrowing or Conversion shall specify (i) the effective date and amount of each Revolving Credit Loan or portion thereof requested to be made, continued or converted, subject to the limitations set forth in Section 2.1, (ii) the interest rate option requested to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of the term "Interest Period"). If such Notice fails to specify the interest rate option to be applicable to the requested Revolving Credit Loan, then the Borrower shall be deemed to have requested a Prime Rate Loan. If the written confirmation of any telephonic notification differs in any material respect from the action taken by SSB, the records of SSB shall control absent manifest error.

          (b) Whenever the Borrower desires to obtain a Tranche B Term Loan hereunder, the Borrower shall give SSB a written Notice of Tranche B Borrowing, which Notice shall be irrevocable and must be received no later than 11:00 a.m. Boston time on the date that is one Business Day before the day on which the requested Tranche B Term Loan is to be made. Such Notice of Tranche B Borrowing shall (i) specify the effective date and amount of each Tranche B

Term Loan requested to be made, and (ii) be accompanied by invoices or other evidence of the Permitted Expenses to be financed with such Tranche B Term Loan, which invoices or other evidence shall indicate to the reasonable satisfaction of SSB that the Permitted Expenses to be financed are permissible under Section 5.7(c).

          (c) Whenever the Borrower desires to convert all of the outstanding Tranche B Term Loans into Fixed Rate Loans hereunder, the Borrower shall give SSB a written Notice of Tranche B Conversion, which Notice shall be irrevocable and must be received no later than 11:00 a.m. Boston time or the date that is one Business Day before the day on which the Tranche B Term Loans are to be converted to Fixed Rate Loans. Upon the request of the Borrower received by SSB no later than 10:00 a.m., Boston time, on any Business Day, SSB shall, on or before 10:30 a.m., Boston time, on such Business Day, quote a Fixed Rate for the Tranche B Term Loans, unless SSB in its sole discretion notifies the Borrower that SSB is not making fixed rate loans for the relevant Fixed Rate Period available at such time to its commercial customers and therefore declines to quote a Fixed Rate.

          (d) Subject to the provisions of the definition of the term "Interest Period" herein, the duration of each Interest Period for a LIBOR Loan shall be as specified in the applicable Notice of Revolving Credit Borrowing or Conversion. If no Interest Period is specified in a Notice of Revolving Credit Borrowing or Conversion with respect to a requested LIBOR Loan, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If SSB receives (i) a Notice of Revolving Credit Borrowing or Conversion after the time specified in subsection (a) above, (ii) a Notice of Tranche B Borrowing after the time specified in subsection (b) above, or (iii) a Notice of Tranche B Conversion after the time specified in subsection (c) above, any such Notice shall not be effective. If SSB does not receive an effective Notice of Revolving Credit Borrowing or Conversion with respect to an outstanding LIBOR Loan, or if, when such Notice must be given prior to the end of the Interest Period applicable to such outstanding Loan, the Borrower shall have failed to satisfy any of the conditions hereof, the Borrower shall be deemed to have elected to convert such outstanding Loan in whole into a Prime Rate Loan on the last day of the then current Interest Period with respect thereto.

     2.6  Interest Rates and Payments of Interest.
          ---------------------------------------

          (a) Each Revolving Credit Loan which is a Prime Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Prime Rate, which rate shall change contemporaneously with any change in the Prime Rate. Such interest shall be payable monthly in arrears on the first Business Day of each month, commencing on the first Business Day of the month immediately following the month in which the Initial Closing Date occurs.

          (b) Each Revolving Credit Loan which is a LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the LIBOR Rate plus the Applicable Margin. Such interest shall be payable for such Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          (c) The Tranche A Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Eight and one-tenth percent (8.1%). Such interest shall be payable monthly in arrears on the first Business Day of each month, commencing on the first Business Day of the month immediately following the month in which the Term Loan Closing Date occurs.

          (d) Prior to the effective date of any Tranche B Conversion, the Tranche B Term Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Prime Rate, which rate shall change contemporaneously with any change in the Prime Rate.

From and after the effective date of any Tranche B Conversion, the Tranche B Term Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Fixed Rate. Such interest shall be payable monthly in arrears on the first Business Day of each month, commencing on the first Business Day of the month immediately following the month in which the Term Loan Closing Date occurs.

          (e) If an Event of Default shall occur, then at the option of the Lender the unpaid balance of Loans shall bear interest, to the extent permitted by law, compounded daily at an interest rate equal to 2% per annum above the interest rate applicable to each such Loan in effect on the day such Event of Default occurs, until such Event of Default is cured or waived.

          (f) So long as the Lender shall be required under regulations of the Board of Governors of the Federal Reserve System (or any other banking authority, domestic or foreign, to which the Lender is subject) to maintain reserves with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as defined in regulations issued from time to time by such Board of Governors), the Borrower shall pay to the Lender additional interest on the unpaid principal amount of each LIBOR Loan from the date such Loan is made until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by subtracting (i) the LIBOR Rate for the Interest Period for such LIBOR Loan from (ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to 100% minus the LIBOR Reserve Percentage for such Interest Period. Such additional interest shall be payable on each date on which interest is payable on such LIBOR Loan. Notwithstanding anything in
Section 2.10 to the contrary, in the event that such additional interest causes the effective interest rate of any LIBOR Loan to exceed the Prime Rate at such time, the Borrower may prepay such LIBOR Loan, or convert such LIBOR Loan to a Prime Rate Loan, without premium or penalty.

     2.7  Fees.
          ----

          (a)  The Borrower shall pay to the Lender a commitment fee (the

"Commitment Fee"), computed on a daily basis and payable quarterly in arrears on
---------------
the first Business Day of each February, May, August and November, commencing February 1997, equal to one-quarter of one percent (0.25%) per annum of the excess of (i) the Maximum Revolving Credit Amount at the time over (ii) the Total Revolving Credit Outstandings from time to time.

          (b)  The Borrower shall pay to the Lender a fee (the "Letter of Credit
                                                                ----------------
Fee") based upon a per annum percentage of the Maximum Drawing Amount of each
---
Letter of Credit as agreed upon from time to time, payable in advance on the date of issuance or renewal of the applicable Letter of Credit, provided that at the option of the Lender the Letter of Credit Fees payable during the continuance of any Event of Default shall be equal to one percent (1%) per annum in excess of the Letter of Credit Fee in effect at such time.

          (c) The Borrower shall pay to the Lender a fee of $5,000 on the Term Loan Closing Date.

          (d) The Borrower shall pay to the Lender such other charges imposed by the Lender on the Borrower as the parties may agree for related banking and custodial services as are customarily imposed by the Lender on its customers generally.

          (e) The Borrower authorizes the Lender to charge to the Note Record or to the Borrower's operating account with the Lender the interest, fees, charges, taxes and expenses provided for in this Agreement, the other Loan Documents or any other document executed or delivered in connection herewith or therewith.

     2.8  Payments and Prepayments of the Loans.
          -------------------------------------

          (a) On the Revolving Credit Maturity Date, the Borrower shall pay in full the unpaid principal balance of the Revolving Credit Loans, together with all unpaid interest thereon and all fees and other amounts due with respect thereto. Revolving Credit Loans that are LIBOR Loans may be paid, without premium or penalty, on the last day of any Interest Period applicable thereto, upon three Business Days' notice. Revolving Credit Loans that are Prime Rate Loans may be prepaid at any time, without premium or penalty, upon one Business Day's notice; provided, however, that no such prior notice shall be required for prepayments of overdraft advances that are Prime Rate Loans made pursuant to the Lender's Liquidity Management Control System. Any such notice of prepayment shall be irrevocable. Prepayments of Revolving Credit Loans may be reborrowed to the extent provided in Section 2.1. If at any time the Total Revolving Credit Outstandings exceed the Maximum Revolving Credit Amount, the Borrower shall immediately pay the amount of any such excess to the Lender for application to the Revolving Credit Loans.

          (b) The principal of the Tranche A Term Loan shall be payable in equal monthly installments of $45,783.13 on the first Business Day of each month, commencing December 1, 1997. On the Tranche A Maturity Date, the Borrower shall pay in full the unpaid principal balance of the Tranche A Term Loan, together with all unpaid interest thereon and all fees and other amounts due with respect thereto. The Tranche A Term Loan may be prepaid at any time, subject to the indemnity provisions set forth in Section 2.11, upon three Business Days' notice. Any such notice of prepayment shall be irrevocable. Prepayments of the Tranche A Term Loan may not be reborrowed.

          (c) The principal of the Tranche B Term Loans shall be payable in equal monthly installments in an amount necessary to amortize the outstanding principal balance of the Tranche B Term Loans as of the Tranche B Commitment Termination Date on a straight-line, equal monthly installment basis over the number of months between the Tranche B Commitment Termination Date and the Tranche B Maturity Date, commencing on the first Business Day of the month immediately following the month in which the Term Loan Closing Date occurs. On the Tranche B Maturity Date, the Borrower shall pay in full the unpaid principal balance of the Tranche B Term Loans, together with all unpaid interest thereon and all fees and other amounts due with respect thereto. The Tranche B Term Loans may be prepaid at any time, subject (if such loans have been converted to a fixed rate hereunder) to the indemnity provisions set forth in Section 2.11, upon three Business Days' notice. Any such notice of prepayment shall be irrevocable. Prepayments of the Tranche B Term Loans may not be reborrowed. If at any time the Total Tranche B Outstandings exceed the Maximum Tranche B Amount, the Borrower shall immediately pay the amount of any such excess to the Lender for application to the Tranche B Term Loans.

     2.9  Method of Payment.  All payments by the Borrower hereunder and under
          -----------------
any of the other Loan Documents shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender such additional amount in U.S. Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers or other evidence of payment reasonably satisfactory to the Lender for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. The Lender may, and the Borrower hereby authorizes the Lender to, debit the amount of any payment not made by such time to the Borrower's operating account with the Lender or to the Note Record.

     2.10 LIBOR Indemnity.  If the Borrower for any reason (including, without
          ---------------
limitation, pursuant to the last sentence of Section 2.8(a) and Section 8.2 hereof) makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of an Interest Period applicable to such LIBOR Loan, or fails to borrow or continue or convert to a LIBOR Loan after giving a Notice of Borrowing or Conversion thereof pursuant to Section 2.5 and in reliance on such notice the Lender has made such LIBOR Loan (of if such LIBOR Loan has not yet been made, the Lender has obtained or committed to obtain matched funding for such LIBOR Loan), or fails to prepay a LIBOR Loan after having given notice thereof as provided in Section 2.8(a), the Borrower shall pay to the Lender an amount computed pursuant to the following formula:

                              L = (R - T) x P x D
                                  ---------------
                                       360

          L =  amount payable to the Lender
          R =  interest rate on such LIBOR Loan
          T = effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at SSB's reasonable discretion, maturing on or near the last day of the then applicable Interest Period of such LIBOR Loan and in approximately the same amount as such Loan can be purchased by SSB on the day of such payment of principal or failure to borrow, continue, convert or prepay
          P = the amount of principal prepaid or the amount of the requested Loan or the amount of the prepayment not made
          D = the number of days remaining in the Interest Period as of the date of such payment or failure or the number of days of the requested Fixed Rate Period

The Borrower shall pay such amount upon presentation by the Lender of a statement setting forth the amount and the Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

     2.11 Fixed Rate Indemnity.  If the Borrower for any reason (including,
          --------------------
without limitation, pursuant to the last sentence of Section 2.8(c) and Section
8.2 hereof) makes any prepayment of principal with respect to any Fixed Rate Loan, the Borrower shall pay to the Lender an amount computed pursuant to the following formula:

                              L = (R - T) x P x D
                                  ---------------
                                       360

          L =  amount payable to the Lender
          R =  interest rate on such Fixed Rate Loan
          T = effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at SSB's reasonable discretion, maturing on or near the last day of the then applicable Fixed Rate Period of such Fixed Rate Loan and in approximately the same amount as such Loan can be purchased by SSB on the day of such payment of principal
          P =  the amount of principal prepaid
          D = the number of days remaining in the Fixed Rate Period as of the date of such payment

The Borrower shall pay such amount upon presentation by the Lender of a statement setting forth the amount and the Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. If at the time of prepayment of any Fixed Rate Loan there are more than six months remaining in the Fixed Rate Period of such Loan, the amount payable by the Borrower pursuant to this Section
2.11 shall equal the amount determined pursuant to the formula set forth above, discounted to present value, as calculated by the Lender using a discount rate equal to Lender's cost of funds rate used to determine the Fixed Rate of the Fixed Rate Loan being prepaid.

     2.12 Computation of Interest and Fees.  Interest and all fees payable
          --------------------------------
hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to the definition of the term "Interest Period"), and such extension shall be included in computing interest in connection with such payment.

     2.13 Changed Circumstances; Illegality.
          ---------------------------------

          (a) Notwithstanding any other provision of this Agreement, in the event that, for reasons beyond the Lender's reasonable control:

          (i) on any date on which the LIBOR Rate would otherwise be set the Lender shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate, or

          (ii) at any time the Lender shall have determined in good faith (which determination shall be final and conclusive that:

          (A) the making or continuation of or conversion of any Revolving Credit Loan to a LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank LIBOR market or (2) compliance by the Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

          (B) the LIBOR Rate shall no longer represent the effective cost to the Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, the Lender shall forthwith so notify the Borrower thereof. Until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lender to allow selection by the Borrower of the Type of Loan affected by the contingencies described in this Section (herein called "Affected Loans") shall be suspended.
                                          --------------
If, at the time the Lender so notifies the Borrower, the Borrower has previously given the Lender a Notice of Revolving Credit Borrowing or Conversion with respect to one or more Affected Loans but such Revolving Credit Loans have not yet gone into effect, such notification shall be deemed to be a request for Prime Rate Loans.

          (b) In the event of a determination of illegality pursuant to subsection (a)(ii)(A) above, the Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.10, on such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) and may, subject to the conditions of this Agreement, borrow a Loan of another Type in accordance with Section 2.1 hereof by giving a Notice of Revolving Credit Borrowing or Conversion pursuant to Section 2.5 hereof.

     2.14 Increased Costs.  In case any change in law, regulation, treaty or
          ---------------
official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

          (i) subjects the Lender for reasons beyond its reasonable control to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of the Lender imposed by the United States of America or any political subdivision thereof), or

          (ii) for reasons beyond the Lender's reasonable control, imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Lender (other than such requirements as are already included in the determination of the LIBOR Rate), or

          (iii) for reasons beyond the Lender's reasonable control, imposes upon the Lender any other condition with respect to its obligations or performance under this Agreement or in respect of any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivable by the Lender or impose any expense upon the Lender with respect to any Loans or its obligations under this Agreement or in respect of any Letter of Credit, the Lender shall notify the Borrower thereof. The Borrower agrees to pay to the Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Lender of a statement in the amount and setting forth in reasonable detail the Lender's calculation thereof and the assumptions upon which such calculation was based, which statement shall be deemed true and correct absent manifest error.

     2.15 Capital Requirements.  If after the date hereof the Lender determines
          --------------------
that, for reasons beyond the Lender's reasonable control, (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by the Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the rate of return on the Lender's or such holding company's capital as a consequence of the Lender's Commitment hereunder or its obligations in respect of any Letter of Credit to a level below that which the Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by the Lender to be material, then the Lender shall notify the Borrower thereof. The Borrower agrees to pay to the Lender the amount of such reduction of its rate of return on capital as a consequence of the Lender's Commitment hereunder or its obligations in respect of any Letter of Credit as and when such reduction is determined, payable within 90 days after presentation by the Lender of a statement in the amount and setting forth in reasonable detail the Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error) unless within such 90 day period the Borrower shall have prepaid in full all Obligations to the Lender, in which event no amount shall be payable to the Lender under this Section. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

                                  SECTION IIA
                                  -----------

                               LETTERS OF CREDIT
                               -----------------

     2A.1 Issuance.  Upon the terms and subject to the conditions hereof,
          --------
SSB, in reliance upon the representations and warranties of the Borrower contained herein, agrees to issue letters of credit (the "Letters of Credit")
                                                          -----------------
for the account of the Borrower in such form as may be requested from time to time by the Borrower and agreed to by SSB, provided that the Total Revolving
                                           --------
Credit Outstandings (after giving effect to all requested Revolving Credit Loans and Letters of Credit) shall not at any time exceed the Maximum Revolving Credit Amount, and provided further that no Letter of Credit shall have an expiration
            ----------------
date later than the Maturity Date. At least three (3) Business Days prior to the proposed issuance date of any Letter of Credit, the Borrower shall deliver to SSB a Letter of Credit Application setting forth the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit), the requested language of the requested Letter of Credit and such other information as SSB shall require. Each request for the issuance of a Letter of Credit hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 3.1 and 3.2 have been satisfied as of the date of such request.

     2A.2 Reimbursement Obligation of the Borrower.  In order to induce SSB to
          ----------------------------------------
issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to SSB with respect to each Letter of Credit issued, extended or renewed by SSB hereunder as follows:

          (a) on each date that any draft presented under any Letter of Credit is honored by SSB or SSB otherwise makes payment with respect thereto, (i) the amount paid by SSB under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by SSB in connection with any payment made by SSB under, or with respect to, such Letter of Credit; and

          (b) upon the Revolving Credit Maturity Date or the acceleration of the Reimbursement Obligations pursuant to Section 8, an amount equal to 100% of the then Maximum Drawing Amount of all Letters of Credit, which amount shall be held by SSB as cash collateral for all Reimbursement Obligations. Amounts so held by SSB by reason of this or any other provision of this Agreement shall be held in interest-bearing accounts and shall be applied, together with any interest accrued thereon, in satisfaction of Reimbursement Obligations or, when and if such Reimbursement Obligations have been satisfied in full by the Borrower or by such application by SSB, any excess of such amounts so held shall be refunded by SSB to the Borrower.

Each such payment shall be made to SSB at SSB's head office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 2A.2 at any time from the date such amounts become due and payable (whether as stated in this Section 2A.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Lender, on demand at a rate per annum equal to 2% above the interest rate applicable to Prime Rate Loans at the time in the absence of an Event of Default, unless such payment is funded by a Revolving Credit Loan, in which case such Loan shall bear interest as provided in Section 2.4 above.

          2A.3 Letter of Credit Payments.  If any draft shall be presented or
               -------------------------
other demand for payment shall be made under any Letter of Credit, SSB shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. The responsibility of SSB to the Borrower shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit in accordance with the UCP. All such unpaid Reimbursement Obligations with respect to Letters of Credit shall be deemed to be Revolving Credit Loans.

     2A.4 Obligations Absolute.
          --------------------

               (a) Subject to the second sentence of Section 2A.3 above: (i) The Borrower's Reimbursement Obligations shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any set off, counterclaim or defense to payment which the Borrower may have or have had against the Lender or any beneficiary of a Letter of Credit; and (ii) the Borrower further agrees that the Lender shall not be responsible for, and the Borrower's Reimbursement Obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower, against the beneficiary of any Letter of Credit or any such transferee.

               (b) Subject to the second sentence of Section 2A.3 above, the Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Lender to the Borrower.

     2A.5 Reliance by the Lender. To the extent not inconsistent with Section
          ----------------------
2A.4, the Lender shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Lender.

                                  SECTION III
                                  -----------

                   CONDITIONS OF LOANS AND LETTERS OF CREDIT
                   -----------------------------------------

     3.1  Conditions Precedent to Initial Loans. The obligation of the Lender to
          -------------------------------------
make the initial Loans and to issue the initial Letter of Credit is subject to the satisfaction of the following conditions precedent:

               (a) The Lender shall have received the following agreements, documents, certificates and opinions in form and substance satisfactory to the Lender and duly executed and delivered by the parties thereto:

               (i)   This Agreement;

               (ii) The Revolving Credit Note, substantially in the form of Exhibit A-1 hereto, the Tranche A Note, substantially in the form of
     -----------
     Exhibit A-2 hereto, and the Tranche B Note, substantially in the form of
     -----------
     Exhibit A-3 hereto;
     -----------

               (iii) Notice of Revolving Credit Borrowing or Conversion and Notice of Tranche B Borrowing, where applicable;

               (iv) A certificate of the Secretary or an Assistant Secretary of the Borrower with respect to resolutions of the Board of Directors authorizing the execution and delivery of the Loan Documents and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

               (v) The Certificate of Incorporation of the Borrower and all amendments and supplements thereto, as filed in the office of the Secretary of State of its jurisdiction of incorporation, certified by said Secretary of State as being a true and correct copy thereof;

               (vi) The Bylaws of the Borrower and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary of the Borrower as being a true and correct copy thereof;

               (vii) A certificate of the Secretary of State of the Borrower's jurisdiction of incorporation as to legal existence and good standing of the Borrower in such state;

               (viii) A certificate of the Secretary of State of each state in which the Borrower is required by law to qualify as a foreign corporation as to the due qualification and good standing of the Borrower as a foreign corporation in such states;

               (ix) An opinion addressed to the Lender from Finnegan, Hickey, Dinsmoor & Johnson, P.C., counsel to the Borrower; and

               (x) Such other documents, instruments, opinions and certificates and completion of such other matters, as the Lender may reasonably deem necessary or appropriate.

               (b) No litigation, arbitration, proceeding or investigation shall be pending or threatened which questions the validity or legality of the transactions contemplated by any Loan Document or seeks a restraining order, injunction or damages in connection therewith, or which, in the reasonable judgment of the Lender, and except as disclosed on Exhibit C as updated by
                                                   ---------
Securities Filings subsequent to the date hereof, might adversely affect the transactions contemplated hereby or might have a materially adverse effect on the assets, business, financial condition or prospects of the Borrower.

               (c) The Borrower shall have paid to the Lender all fees to be paid hereunder (including pursuant to Section 2.7(a), (b) and (c) hereof) on or prior to the Term Loan Closing Date.

               (d) The Borrower shall have completed an initial public offering under the Securities Act of 1933, as amended (the "Initial Public Offering"), of
                                                   -----------------------
shares of its common stock and shall have received net proceeds from such offering (after taking account of all underwriting and other transactions costs of such offering, of at least $10,000,000, and shall have used a portion of the proceeds of the Initial Public Offering to satisfy and discharge all obligations of the Borrower to The First National Bank of Boston, and the Lender shall have received a certificate of an officer of the Borrower or other evidence satisfactory to it that such offering was completed and such proceeds were received by the Borrower and that such obligations of the Borrower were satisfied and discharged.

     3.2  Conditions Precedent to all Loans and Letters of Credit.  The
          -------------------------------------------------------
obligation of the Lender to make any Loan, including the initial Loans, to continue or convert Revolving Credit Loans to Revolving Credit Loans of another Type, or to convert the Tranche B Term Loans to Fixed Rate Loans, and of the Lender to issue any Letter of Credit, is further subject to the following conditions:

               (a) timely receipt by the Lender of the Notice of Revolving Credit Borrowing or Conversion with respect to any Revolving Credit Loan (other than Prime Rate Loans that are overdraft advances made pursuant to the Lender's Liquidity Management Control System), the Notice of Tranche B Borrowing with respect to any Tranche B Term Loan, the Notice of Tranche B

Conversion with respect to any Tranche B Conversion, or the Letter of Credit Application with respect to any Letter of Credit;

               (b) the outstanding Loans and Letters of Credit do not and, after giving effect to any requested Loan or Letter of Credit, will not exceed the limitations set forth in Sections 2.1, 2.2, 2.3 and 2A.1 hereof;

               (c) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Revolving Credit Borrowing or Conversion, or Notice of Tranche B Borrowing, Notice of Tranche B Conversion, or Letter of Credit Application and on the effective date of the making, continuation or conversion of each Loan or issuance of each Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date and except to the extent disclosed in Security Filings made after the date hereof;

               (d) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after the making of such requested Loan or the issuance of such requested Letter of Credit;

               (e) the resolutions referred to in Section 3.1(a)(iv) shall remain in full force and effect; and

               (f) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Lender, would make it illegal or against the policy of any governmental agency or authority for the Lender to make Loans hereunder or for the Lender to issue Letters of Credit hereunder.

     The making, continuation or conversion of each Loan and the issuance of each Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of the making, continuation or conversion of such Loan or the issuance of such Letter of Credit as to the accuracy of the facts referred to in subsection (c) of this Section 3.2 and of the satisfaction of all of the conditions set forth in this Section 3.2.

                                  SECTION IV
                                  ----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce the Lender to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, the Borrower represents and warrants to the Lender that except as set forth on Exhibit C attached hereto:
                                                   ---------

     4.1  Organization; Qualification; Business.
          -------------------------------------

               (a) Each of the Borrower and its Subsidiaries, if any, (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction (all of which are listed on Exhibit C attached hereto) where the nature of its
                    ---------
properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, assets or properties of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

               (b) Since the date of the Initial Financial Statement, the Borrower has continued to engage in substantially the same business as that in which it was then engaged and is engaged in no unrelated business.

     4.2  Corporate Authority.  The execution, delivery and performance of the
          -------------------
Loan Documents and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) contravene any provision of the charter documents or by-laws of the Borrower (b) contravene any law, rule or regulation applicable to the Borrower or contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower to the extent that such contravention or default has or could reasonably be expected to have a material adverse effect on the business, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole, or
(c) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Borrower, except in favor of the Lender.

     4.3  Valid Obligations.  The Loan Documents and all of their respective
          -----------------
terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     4.4  Consents or Approvals.  The execution, delivery and performance of the
          ---------------------
Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other Person.

     4.5  Title to Properties; Absence of Encumbrances.  Each of the Borrower
          --------------------------------------------
and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the Initial Financial Statement (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances, and, except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

     4.6  Financial Statements.  The Borrower has also furnished to the Lender
          --------------------
the audited balance sheet as of June 30, 1996 and the audited statements of operations and net assets and cash flows for the six months then ended for the Borrower as a separate division of Lau Acquisition Corp. (the "Initial Financial
                                                               -----------------
Statement").  The Borrower will furnish to the Lender its pro forma consolidated
---------
balance sheet as of the closing date of the Initial Public Offering and projections of its future consolidated results of operations through December 31, 1997, all of which shall be reasonable when made, within four weeks of the closing date of the Initial Public Offering. At the date hereof, the Borrower has no Indebtedness or other material liabilities, debts or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities or obligations on account of taxes or other governmental charges, other than accounts payable, accrued expenses, billings in excess of costs and estimated earnings, and deferred taxes arising in the ordinary course, the Sanwa Purchase Agreement and the transactions contemplated thereunder that are not set forth on the Initial Financial Statement or on Exhibit C hereto.
                ---------

     4.7  Changes. Since the date of the Initial Financial Statement, there have
          -------
been no changes (other than the Borrower's entering into the Sanwa Purchase Agreement and the transactions contemplated thereunder) in the assets, liabilities, financial condition, business or prospects of the

Borrower or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse to the Borrower and its Subsidiaries taken as a whole.

     4.8  Solvency.  The Borrower has and, after giving effect to the Loans,
          --------
will have, assets (both tangible and intangible) having a fair saleable value in excess of the amount required to pay the probable liability on its then-existing debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent); the Borrower has and will have access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature; the Borrower was not insolvent immediately prior to the making of the Loans and immediately after giving effect thereto, the Borrower will not be insolvent.

     4.9  Defaults.  As of the date of this Agreement, no Default exists.
          --------

     4.10 Taxes.  The Borrower and each Subsidiary has filed all federal, state
          -----
and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower and each Subsidiary have been fully paid when due, except for such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and with respect to which (a) adequate reserves have been established and are being maintained in accordance with GAAP and (b) no lien has been filed to secure such taxes, assessments or charges. All such contests at the date hereof, if any, are described on Exhibit
                                                                        -------
C hereto.  The Borrower and its Subsidiaries have not executed any waiver that
-
would have the effect of extending the applicable statute of limitations in respect of tax liabilities. The federal and state income tax returns of the Borrower and each Subsidiary have not been audited or otherwise examined by any federal or state taxing authority. The Borrower and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

     4.11 Litigation.  There is no litigation, arbitration, proceeding or
          ----------
investigation pending, or, to the knowledge of the Borrower's or any Subsidiary's officers, threatened, against the Borrower or any Subsidiary that, if adversely determined, may reasonably be expected to result in a material judgment not fully covered by insurance, may reasonably be expected to result in a forfeiture of all or any substantial part of the property of the Borrower or their Subsidiaries, or may reasonably be expected to have a material adverse effect on the assets, business or prospects of the Borrower and its Subsidiaries taken as a whole.

     4.12 Subsidiaries.  All the Subsidiaries of the Borrower are listed on
          ------------
Exhibit C hereto.  The Borrower or a Subsidiary of the Borrower is the owner,
---------
free and clear of all Encumbrances, of all of the issued and outstanding stock of each Subsidiary held by it. All shares of stock of any Subsidiary held by the Borrower or any Subsidiary thereof have been validly issued and are fully paid and nonassessable, and to the best of the Borrower's knowledge, except as disclosed on Exhibit C hereto or in the Securities Filings, no rights to
             ---------
subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

     4.13 Investment Company Act.  Neither the Borrower nor any of its
          ----------------------
Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

     4.14 Compliance. The Borrower has all necessary permits, approvals,
          ----------
authorizations, consents, licenses, franchises, registrations and other rights and privileges (including patents, trademarks, trade names and copyrights) to allow it to own and operate its business without any violation of law or the rights of others except to the extent that any such violation would not have a material adverse effect on the business, financial condition or operation of the Borrower and its Subsidiaries taken as a whole; and the Borrower and each Subsidiary are duly authorized, qualified and licensed under and in compliance with all applicable laws, regulations, authorizations and orders of public authorities, including, without limitation, Environmental Laws, except to the extent that any such failure to be so authorized, qualified, licensed or in compliance would not have a material adverse effect on the business, financial condition or operation of the Borrower and its Subsidiaries taken as a whole. The Borrower and each Subsidiary have performed all obligations required to be performed by it under, and is not in default under or in violation of, its Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, note, bond, indenture, license or other instrument or undertaking to which it is a party or by which any of it or any of its properties are bound, except for violations none of which, either individually or in the aggregate, would have any material adverse effect on the business, condition (financial or otherwise) or assets of the Borrower and its Subsidiaries taken as a whole.

     4.15 ERISA.  Neither the Borrower nor any of its ERISA Affiliates has
          -----
established or maintains, or has at any time maintained, a Plan subject to Title IV of ERISA. The Borrower and each of its ERISA Affiliates are in compliance in all material respects with ERISA and the provisions of the Code applicable to the Plans; neither the Borrower nor any of its ERISA Affiliates have engaged in a Prohibited Transaction which would subject the Borrower, any of its ERISA Affiliates or any Plan to a material tax or penalty imposed on a Prohibited Transaction.

     4.16 Environmental Matters.
          ---------------------

               (a) The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of the Borrower or any of its Subsidiaries. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all applicable orders, decrees, judgments and injunctions, issued, entered, promulgated or approved under any Environmental Law, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries.

               (b) No written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best of the Borrower's knowledge, threatened by any governmental or other entity (i) with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or to comply with any Environmental Laws, or (ii) regarding the presence of any Hazardous Material at, on or under any property now or previously owned, leased or used by the Borrower or any of its Subsidiaries or any other location to which Hazardous Materials from such property had been transported or which they have been disposed of.

               (c) To the best of the Borrower's knowledge no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned, leased or used by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

               (d) There are no liens or Encumbrances arising under or pursuant to any Environmental Law on any of the real property or properties owned, leased or used by the Borrower or any of its Subsidiaries and no governmental actions have been taken or, to the best of the Borrower's knowledge, are in process which could subject any of such properties to such liens or Encumbrances or, as a result of which the Borrower or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

               (e) Neither the Borrower nor any of its Subsidiaries nor, to the best knowledge of the Borrower, any previous owner, tenant, occupant or user of any property owned, leased or used by the Borrower or any of its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance in all material respects with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance in all material respects with, all Environmental Laws; nor to the best knowledge of the Borrower have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Borrower, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance in all material respects with all Environmental Laws.

     4.17 Restrictions on the Borrower.  The Borrower is not party to or bound
          ----------------------------
by any contract, agreement or instrument, nor subject to any charter or other corporate restriction which will, under current or foreseeable conditions, materially and adversely affect the business, property, assets, operations or conditions, financial or otherwise of the Borrower or any of its Subsidiaries.

     4.18 Labor Relations.  There is (i) no unfair labor practice complaint
          ---------------
pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened, except for such complaints, grievances and arbitration proceedings which, if adversely decided, would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, except for any such labor action as would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except for any such question or activities as would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations the Borrower or any of its Subsidiaries.

     4.19 Margin Rules.  The Borrower does not own or have any present
          ------------
intention of purchasing or carrying, and no portion of any Loan shall be used for purchasing or carrying, any "margin security" or "margin stock" as such terms are used in Regulations G, U or X of the Board of Governor's of the Federal Reserve System.

     4.20 Disclosure.  No representation or warranty made by the Borrower in
          ----------
any Loan Document and no document or information furnished to the Lender by or on behalf of or at the request of the Borrower in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

                                   SECTION V
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

     The Borrower covenants that so long as any Loan, Letter of Credit or other Obligation remains outstanding or the Lender has any obligation to lend or to issue any Letter of Credit hereunder:

     5.1  Financial Statements.  The Borrower shall furnish to the Lender:
          --------------------

               (a) as soon as available to the Borrower, but in any event within 120 days after the end of each fiscal year, the Borrower's consolidated balance sheet as of the end of and related consolidated statements of operations, stockholders' equity and cash flows for such year, prepared in accordance with GAAP and audited and certified by the Borrower's Accountants;

               (b) as soon as available to the Borrower, but in any event within 45 days after the end of each fiscal quarter, a consolidated condensed balance sheet as of the end of, and related consolidated condensed statements of operations, stockholders' equity and cash flows for, the fiscal quarter then ended and the portion of the year then ended, prepared in accordance with GAAP and certified by the chief financial officer of the Borrower, subject to normal, recurring year-end adjustments that shall not in the aggregate be material in amount, which financial statements may be furnished to the Lender in the form of the Borrowers quarterly filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, on Form 10-Q;

               (c) as soon as available to the Borrower, but in any event within 45 days after the end of each fiscal quarter, a report as to Accounts Receivable aging and contract backlog in reasonable detail and in a form reasonably acceptable to by the Lender, certified by the chief financial officer of the Borrower;

               (d) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit D hereto signed on behalf of the Borrower by
                          ---------
its chief financial officer;

               (e) at least 30 days prior to the first day of each fiscal year, the Borrower's projections for such fiscal year, prepared on a quarterly basis and including consolidated balance sheets and statements of operations and cash flows;

               (f) promptly after the receipt thereof by the Borrower, copies of any reports (including any so-called management letters) submitted to the Borrower by independent public accountants in connection with any annual or interim review of the accounts of the Borrower made by such accountants;

               (g) promptly after the same are delivered to its stockholders or the Securities and Exchange Commission, copies of all proxy statements, financial statements and reports as the Borrower shall send to its stockholders or as the Borrower may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Borrower or its Subsidiaries;

               (h) from time to time, such other financial data and information about the Borrower or its Subsidiaries as the Lender may reasonably request.

     5.2  Conduct of Business.  The Borrower and each of its Subsidiaries shall:
          -------------------

               (a) duly observe and comply in all material respects with all applicable laws, regulations, decrees, orders, judgments and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect and comply with all licenses and permits necessary in any material respect to the proper conduct of its business;

               (b) maintain its corporate existence and remain or engage substantially in the same business as that in which it is now engaged and in no unrelated business.

     5.3  Maintenance and Insurance.
          -------------------------

               (a) The Borrower and each of its Subsidiaries shall maintain their properties in good repair, working order and condition as required for the normal conduct of their business.

               (b) The Borrower and each of its Subsidiaries shall at all times maintain liability and casualty insurance on its properties with financially sound and reputable insurers in such amounts and with such coverages, endorsements, deductibles and expiration dates as the officers of the Borrower in the exercise of their reasonable judgment deem to be adequate, as are customary in the industry for companies of established reputation engaged in the same or similar business and owning or operating similar properties and as shall be reasonably satisfactory to the Lender. In the event of failure to provide and maintain insurance as herein provided, the Lender may, at its option, provide such insurance and charge the amount thereof to the Borrower as a Revolving Credit Loan. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender of compliance with the foregoing insurance provisions. The Lender shall not, by the fact of approving, disapproving or accepting any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of law suits, and the Borrower hereby expressly assumes full responsibility therefor and liability, if any, thereunder. The Lender acknowledges and agrees that the Borrower's current insurance coverages disclosed on Exhibit C are as of the date hereof adequate to satisfy its
             ---------
obligations under this Section 5.3(b).

     5.4  Taxes. The Borrower shall pay or cause to be paid all taxes,
          -----
assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; except for any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP if no Encumbrance shall have been filed to secure such tax, assessment or charge.

     5.5  Inspection.  The Borrower shall permit the Lender and its designees,
          ----------
at any reasonable time and at reasonable intervals of time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Borrower and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their appropriate officers, employees and accountants, at no cost to the Borrower, provided that if an Event of Default has occurred and is continuing the Borrower shall be responsible for the reasonable costs of any such review (not to exceed $2,000 per audit). Without limiting the generality of the foregoing, the Borrower will permit periodic reviews (as determined by the Lender) of the books and records of the Borrower and its Subsidiaries to be carried out by the Lender's commercial finance examiners, at no cost to the Borrower, provided that if an Event of Default has occurred and is continuing the Borrower shall be responsible for the reasonable costs of any such review (not to exceed $2,000 per audit). The Borrower shall also permit the Lender to arrange for verification of Accounts Receivable, under reasonable procedures, directly with any account debtors or by other methods.

     5.6  Maintenance of Books and Records.  The Borrower and each of its
          --------------------------------
Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP and applicable law. The Borrower shall at all times keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Borrower's cost therefor in accordance with the Borrower's current procedures as heretofore described by the Borrower to the Lender, and withdrawals therefrom and additions thereto, all of which records shall be updated at least monthly (or more frequently if reasonably requested by the Lender) and shall be available during the Borrower's usual business hours at the request of any of the Lender's officers, employees or agents.

     5.7  Use of Proceeds.
          ---------------

               (a) The Borrower will use the proceeds of the Revolving Credit Loans solely for the working capital needs of the Borrower, including payment of the costs and expenses of the transactions contemplated hereby, and, with the prior written consent of the Lender, for Permitted Venture Investments.

               (b) The Borrower will use the proceeds of the Tranche A Term Loan solely for the payment of the costs and expenses relating to the System Sale, License and Sublicense Agreement with Unisys Corporation dated September 30, 1997.

               (c) The Borrower will use the proceeds of the Tranche B Term Loans solely for the following purposes:

               (i) up to $500,000 of proceeds of the Tranche B Loans may be used for the payment of costs and expenses of System upgrades related to the Borrower's existing Customer Contract to provide digital driver's licenses, identification cards and related services to The Commonwealth of Massachusetts, which costs and expenses may include costs of computer hardware, software, software development, implementation and related costs, including reasonably allocable overhead and general and administrative costs ("Permitted Expenses");
             ------------------

               (ii) up to $500,000 of proceeds of the Tranche B Term Loans may be used for the payment of Permitted Expenses of System upgrades related to the Borrower's existing Customer Contract to provide digital driver's licenses, identification cards and related services to the State of Ohio;

               (iii) up to $500,000 of proceeds of the Tranche B Term Loans may be used for the payment of Permitted Expenses of System upgrades related to the Borrower's existing Customer Contract to provide digital driver's licenses, identification cards and related services to the State of Arizona; and

               (iv) up to $500,000 of proceeds of the Tranche B Term Loan may be used for the payment of Permitted Expenses of a new business accounting and business management system for use by the Borrower.

               (d) No portion of any Loan shall be used for the "purpose of purchasing or carrying" any "margin stock" or "margin security" as such terms are used in Regulations G, U and X of the Board of Governors of the Federal Reserve System, or otherwise in violation of such regulations.

     5.8  Further Assurances.  At any time and from time to time the Borrower
          ------------------
shall, and shall cause each of its Subsidiaries to, execute and deliver such further documents and take such further action as may reasonably be requested by the Lender to effect the purposes of the Loan Documents.

     5.9  Notification Requirements.  The Borrower shall furnish to the Lender:
          -------------------------

               (a) promptly, and in any event within three (3) Business Days after becoming aware of the existence of any condition or event that constitutes a Default or Event of Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

               (b) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries of which they have notice, the outcome of which would or might have a materially adverse effect on the assets, business or prospects of the Borrower alone or the Borrower and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto; and

               (c) promptly after any occurrence or after becoming aware of any condition affecting the Borrower or any Subsidiary which might constitute a material adverse change in or which might have a material adverse effect on the business, properties or condition (financial or otherwise) of the Borrower alone or the Borrower and its Subsidiaries, taken as a whole, written notice thereof.

The furnishing by the Borrower to the Lender of Securities Filings disclosing information of the type described in paragraphs (a), (b) and (c) above shall not in and of itself discharge the Borrower's obligations hereunder unless the Borrower expressly directs the Lender's attention to such matter.

     5.10 ERISA Reports.  With respect to any Plan, the Borrower shall, or
          -------------
shall cause its ERISA Affiliates to, furnish to the Lender promptly (i) written notice of the occurrence of a "reportable event" (as defined in Section 4043 of ERISA), excluding any such event notice of which has been waived by regulation,
(ii) a copy of any request for a waiver of the funding standards or an extension of the amortization periods required under Section 412 of the Code and Section 302 of ERISA, (iii) a copy of any notice of intent to terminate any Pension Plan, (iv) notice that the Borrower or any ERISA Affiliate will or may incur any liability to or on account of a Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA, and (v) a copy of the annual report of each Pension Plan (Form 5500 or comparable form) required to be filed with the Internal Revenue Service and/or the Department of Labor. Any notice to be provided to the Lender under this Section shall include a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or the ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be filed with or by the Borrower, any ERISA Affiliate, the PBGC, the Internal Revenue Service, the trustee or the plan administrator with respect thereto. Promptly after the adoption of any Pension Plan, the Borrower shall notify the Lender of such adoption.

     5.11 Environmental Compliance.
          ------------------------

               (a) The Borrower and its Subsidiaries will comply in all material respects with all applicable Environmental Laws in all jurisdictions in which any of them operates now or in the future, and the Borrower and its Subsidiaries will comply in all material respects with all such Environmental Laws that may in the future be applicable to the Borrower's or any Subsidiary's business, properties and assets.

               (b) If the Borrower or any Subsidiary shall (i) receive notice that any material violation of any Environmental Law may have been committed or is about to be committed by the Borrower or any Subsidiary, (ii) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any Subsidiary alleging a material violation of any Environmental Law requiring the Borrower or any Subsidiary to take any action in connection with the release of Hazardous Materials into the environment, (iii) receive any notice from a federal, state or local government agency or private party alleging that the Borrower or any Subsidiary may be liable or responsible for any material amount of costs associated with a response to or cleanup of a release of Hazardous Materials into the environment or any damages caused thereby, or (iv) become aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, the Borrower shall promptly notify the Lender thereof (together with a copy of any such notice) and of any action being or proposed to be taken with respect thereto.

               (c) Within fifteen (15) days after the Borrower or any Subsidiary has learned of the enactment or promulgation of any Environmental Law which may result in any material adverse change in the condition, financial or otherwise, of the Borrower or any Subsidiary, the Borrower or such Subsidiary shall provide the Lender with notice thereof.

     5.12 Depository Accounts.  From and after the Closing Date, the Borrower
          -------------------
shall maintain its primary operating, deposit and disbursement accounts at the offices of SSB.

                                  SECTION VI
                                  ----------

                              FINANCIAL COVENANTS
                              -------------------

     The Borrower covenants that so long as any Loan, Letter of Credit or other Obligation remains outstanding or the Lender has any obligation to make any Loan or issue any Letter of Credit hereunder:

     6.1  Profitability.  The Borrower shall not permit Consolidated Net Income
          -------------
(excluding non-cash compensation expense) to be less than zero in any two consecutive fiscal quarters (taken as separate periods and determined at the end of each fiscal quarter for the fiscal quarter then ending). In addition, Consolidated Net Income (excluding non-cash compensation expense) for any four consecutive fiscal quarters (taken as a single period and determined at the end of each fiscal quarter for the four fiscal quarters then ending) shall not be less than the following amounts for the following periods:

     Twelve Months Ending              Minimum Net Income
     --------------------              ------------------
     December 31, 1996                        $        1

     March 31, 1997, June 30, 1997
     and September 30, 1997                   $  500,000

     December 31, 1997 and the last
     day of each fiscal quarter thereafter    $2,000,000

     6.2  Tangible Net Worth.  The Borrower shall at the end of each fiscal
          ------------------
quarter maintain a Consolidated Tangible Net Worth of not less than, (a) for the fiscal quarter ending December 31, 1996, an amount equal to the greater of $10,000,000 or 85% of the Borrower's Consolidated

Tangible Net Worth at December 31, 1996 and (b) for each fiscal quarter thereafter, an amount equal to (i) the amount of Tangible Net Worth required to be maintained at the end of the immediately preceding fiscal quarter, plus (ii) fifty percent (50%) of Consolidated Net Income for the most recently ended fiscal quarter.

     6.3  Debt to Worth Ratio.  The ratio of Consolidated Total Liabilities to
          -------------------
Consolidated Tangible Net Worth shall not exceed 4.0 to 1.0 at the end of the fiscal quarter ending December 31, 1996 and the end of each fiscal quarter thereafter.

     6.4  Debt Service Coverage.  The ratio of EBITDA (less Unfinanced Capital
          ---------------------
Expenditures and dividends to the extent payment of such dividends is permitted under Section 7.5) to Total Debt Service shall not be less than 1.5 to 1.0 at the end of each fiscal quarter for the four fiscal quarters then ended.

                                  SECTION VII
                                  -----------

                              NEGATIVE COVENANTS
                              ------------------

     The Borrower covenants that so long as any Loan, Letter of Credit or other Obligation remains outstanding or the Lender has any obligation to make any Loan or to issue any Letter of Credit hereunder:

     7.1  Indebtedness.  Neither the Borrower nor any of its Subsidiaries shall
          ------------
create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

               (a) Obligations;

               (b) Indebtedness (including without limitation Indebtedness under Permitted System Financing Facilities) to the extent that no Event of Default has occurred and is continuing or would arise or could reasonably be expected to arise therefrom based upon, among other things, financial statements and projections theretofore furnished to the Lender;

               (c) Indebtedness for taxes, assessments or governmental charges to the extent that payment therefor shall at the time not be required to be made in accordance with Section 5.4;

               (d) current liabilities on open account for the purchase price of services, materials and supplies, accruals and billings in excess of costs and estimated earnings, and deferred taxes, incurred by the Borrower in the ordinary course of business (not as a result of borrowing), so long as all of such open account Indebtedness shall be promptly paid and discharged when due or in conformity with customary trade terms and practices, except for any such open account Indebtedness which is being contested in good faith by the Borrower, as to which adequate reserves required by GAAP have been established and are being maintained and as to which no Encumbrance has been placed on any property of the Borrower or any of its Subsidiaries;

               (e) Indebtedness (other than arising under Permitted System Financing Facilities) for Capital Expenditures incurred in the ordinary course of business and renewals and refinancings thereof, provided that such
                                                   --------
Indebtedness (excluding Obligations) does not exceed $1,000,000 in the aggregate at any time outstanding; and

               (f) Guarantees permitted under Section 7.2 hereof.

     7.2  Contingent Liabilities.  Neither the Borrower nor any of its
          ----------------------
Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Guarantees other than (i)

Guarantees existing on the date of this Agreement and disclosed on Exhibit C
                                                                   ---------
hereto, and (ii) Guarantees resulting from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and
(iii) Guarantees permitted under the definition of Permitted Venture
Investments.

     7.3  Encumbrances. Neither the Borrower nor any of its Subsidiaries shall
          ------------
create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance of any kind, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right
                         ------------
to receive income, including the sale or discount of Accounts Receivable with or without recourse, except the following ("Permitted Encumbrances"):
                                         ----------------------

               (a) Encumbrances in favor of the Lender to secure Obligations;

               (b) Encumbrances existing as of the date of this Agreement and disclosed in Exhibit C hereto;
             ---------

               (c) Encumbrances securing Indebtedness for Capital Expenditures to the extent such Indebtedness is permitted by Section 7.1(e), provided that
                                                                --------
(i) each such Encumbrance is given solely to secure the purchase price of such property, does not extend to any other property (other than substitutions, replacements and proceeds thereof) and is given at the time of acquisition of the property, and (ii) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time of acquisition;

               (d) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

               (e) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', warehouseman's, laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and liens securing statutory obligations or surety, indemnity, performance, or other similar bonds incidental to the conduct of the Borrower's or a Subsidiary's business in the ordinary course and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

               (f) judgment liens securing judgments not in excess of $250,000 in the aggregate unless such judgments (i) are fully covered by insurance, and
(ii) shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

               (g) rights of lessors and Permitted Systems Financiers under Permitted Systems Financing Facilities and other capital leases to the extent such Permitted Systems Financing Facilities and capital leases are permitted hereunder;

               (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of the Borrower's business; and

               (i) liens constituting a renewal, extension or replacement of any Permitted Encumbrance.

     7.4  Merger; Consolidation; Sale or Lease of Assets.  Neither the Borrower
          ----------------------------------------------
nor any of its Subsidiaries shall liquidate, merge or consolidate into or with any other Person or entity, or sell, lease or otherwise dispose of any assets or properties, other than sales and leases of Inventory and Systems and the disposition of scrap, waste and obsolete or unusable items and Qualified Investments, in each case in the ordinary course of business. Notwithstanding the foregoing, the Borrower shall be permitted to (a) as long as no Event of Default has occurred and is continuing or would arise therefrom, transfer title to Inventory, equipment and rights to use technology, Customer Contracts and other property, rights and interests related to Systems to Permitted Systems Financiers pursuant to and in accordance with Permitted Systems Financing Facilities, or (b) cause any of its Subsidiaries to merge with and into the Borrower or any of its other Subsidiaries. The Borrower shall not enter into any agreement with any Person other than the Lender pursuant to which the Borrower agrees not to sell, lease or otherwise dispose of its assets or properties.

     7.5  Restricted Payments.  Neither the Borrower nor any of its Subsidiaries
          -------------------
shall pay, make, declare or authorize any Restricted Payment other than:

               (a) payments paid to employees, officers, directors and other Affiliates in the ordinary course of business and consistent with prudent business practices;

               (b) dividends payable solely in common stock;

               (c) dividends paid by any Subsidiary to the Borrower; and

               (d) cash dividends and any repurchase, redemption, retirement or other acquisition for value of any capital stock of the Borrower, or of any options, warrants or similar rights to purchase such capital stock or any security convertible into or exchangeable for such capital stock, to the extent that no Event of Default has occurred or is continuing or would arise or could reasonably be expected to arise therefrom based upon, among other things, financial statements and forecasts previously furnished to the Lender.

     7.6  Investments; Purchases of Assets.  Neither the Borrower nor any of its
          --------------------------------
Subsidiaries shall make or maintain any Investments or purchase or otherwise acquire any material amount of assets other than:

               (a) Permitted Venture Investments;

               (b) Other Qualified Investments;

               (c) Capital Expenditures;

               (d) purchases of equipment, Inventory, software, other technology and other items related to Systems in the ordinary course of business; or

               (e) normal trade credit extended in the ordinary course of business and consistent with prudent business practice.

     7.7  ERISA Compliance.  Neither the Borrower nor any of its ERISA
          ----------------
Affiliates nor any Plan shall (i) engage in any Prohibited Transaction which would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (ii) incur any "accumulated funding deficiency" (as defined in Section 412(a) of the Code and Section 302 of ERISA) whether or not waived which would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (iii) fail to satisfy any additional funding requirements set forth in Section 412 of the Code and Section 302 of ERISA which would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, or (iv) terminate any Pension Plan in a manner which could result in the imposition of a lien on any property of the Borrower or any of its Subsidiaries. Each Plan shall comply in all material respects with ERISA, except to the extent failure to comply in any instance would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

     7.8  Transactions with Affiliates.  The Borrower will not, and will not
          ----------------------------
permit any of its Subsidiaries to, directly or indirectly, enter into any purchase, sale, lease or other transaction with any Affiliate except (i) transactions in the ordinary course of business on terms that are no less favorable to the Borrower than those which might be obtained at the time in a comparable arm's-length transaction with any Person who is not an Affiliate and
(ii) employment contracts with senior management of the Borrower entered into in the ordinary course of business and consistent with prudent business practices.

     7.9  Fiscal Year.  The Borrower and its Subsidiaries shall not change their
          -----------
fiscal years without thirty (30) days prior written notice to and prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed, provided that the Lender shall have the right to make appropriate adjustments to the financial covenants set forth in Section VI.

     7.10 Permitted Systems Financing Facilities.  The Borrower shall not enter
          --------------------------------------
into or amend, extend or modify any Permitted Systems Financing Facility if an Event of Default has occurred and is continuing or would arise or could reasonably be expected to arise therefrom based upon, among other things, financial statements and projections theretofore furnished to the Lender.

                                 SECTION VIII
                                 ------------

                                   DEFAULTS
                                   --------

     8.1  Events of Default.  There shall be an Event of Default hereunder if
          -----------------
any of the following events occurs:

               (a) the Borrower shall fail to pay any principal of any Loan, any Reimbursement Obligation or any interest, fees or other amounts owing under any Loan Document or in respect of any Obligation within ten days after the same shall become due and payable, whether at maturity or at any accelerated date of maturity or at any other date fixed for payment;

               (b) the Borrower shall fail to perform or comply with any term, covenant or agreement applicable to it contained in Sections 5.1 (other than Section 5.1(h)), 5.2(b), 5.5, 5.7, 5.9, 5.12, 6 and 7 (other than Sections 7.3,
7.7 and 7.8) of this Agreement; or

               (c) the Borrower shall fail to perform any term, covenant or agreement applicable to it contained in Sections 5.1(h) or 5.11 of this Agreement and such default shall continue for 15 days; or

               (d) the Borrower shall fail to perform any term, covenant or agreement (other than as specified in subsections 8.1(a), (b) or (c) hereof) contained in this Agreement or any other Loan Document and such default shall continue for 30 days or, provided that such default is likely to be cured within a reasonable time thereafter, such longer period as shall continue so long as the Borrower is diligently pursuing a cure for such default and such default has not and is not reasonably expected to have a material adverse effect on the business, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole; or

               (e) any representation or warranty of the Borrower made in this Agreement or any other Loan Document or in any certificate, notice or other writing delivered hereunder or thereunder shall prove to have been false in any material respect upon the date when made deemed to have been made; or

               (f) the Borrower or any of its Subsidiaries shall fail to pay when due (after any applicable period of grace) any amount payable under any Indebtedness for borrowed money exceeding $250,000 in aggregate principal amount or requiring aggregate payments in excess of $250,000 in any twelve month period, or fail to observe or perform any term, covenant or agreement evidencing or securing such Indebtedness or relating to such agreement for the use of real or personal property; or

               (g) a default on the part of the Borrower shall have occurred under any Permitted Systems Financing Facility and such default (i) results in the acceleration of all of the Borrower's obligations under such Permitted Systems Financing Facilities between the Borrower and the Material Systems Financier under such Permitted Systems Financing Facility with a Permitted Systems Financier, (ii) entitles such Material Systems Financier to accelerate all such obligations or (iii) entitles such Material Systems Financier to preclude the Borrower from receiving payments due to it with respect to all Customer Contracts relating to Systems financed by such Permitted Systems Financing Facilities; or

               (h) a default on the part of the Borrower for non-performance shall have occurred under two or more Customer Contracts relating to Systems financed by one or more Permitted Systems Financing Facilities during any consecutive twelve-month period and such defaults result in the termination of such Customer Contracts; or

               (i) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

               (j) a proceeding or case shall be commenced against the Borrower, without the application or consent of the Borrower in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower; or action under the laws of the jurisdiction of incorporation or organization of the Borrower similar to any of the foregoing shall be taken with respect to the Borrower and shall continue unstayed and in effect for a period of 60 days; or

               (k) a judgment or order for the payment of money shall be entered against the Borrower or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or such Subsidiary, that in the aggregate exceeds $250,000 in value, the payment of which is not fully covered by insurance in excess of any deductibles not exceeding $250,000 in the aggregate, and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

               (l) the Borrower or any ERISA Affiliate shall fail to pay when due any material amount that they shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA, unless such liability is being contested in good faith by appropriate proceedings, the Borrower or the ERISA Affiliate, as the case may be, has established and is maintaining adequate reserves in accordance with GAAP and no lien shall have been filed to secure such liability; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

               (m) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the express terms thereof or with the express prior written agreement, consent or approval of the Lender, or any action at law or in equity or other legal proceeding to cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of the Borrower, or any court or other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

               (n) the occurrence of any material adverse change in the condition or affairs (financial or otherwise) of the Borrower or any of its Material Subsidiaries or of any endorser, guarantor or surety for any Obligation which causes the Lender to deem itself insecure.

     8.2  Remedies.  Upon the occurrence of an Event of Default described in
          --------
subsections 8.1(i) and (j), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the option of the Lender and upon the Lender's declaration:

               (a) the obligation of the Lender to make any further Loans and issue any Letters of Credit hereunder shall terminate;

               (b) the unpaid principal amount of the Loans together with accrued interest, all Reimbursement Obligations and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

               (c) the Lender may exercise any and all rights it has under this Agreement, the other Loan Documents or at law or in equity, and proceed to protect and enforce the rights of the Lender by any action at law or in equity or by any other appropriate proceeding.

No remedy conferred upon the Lender in the Loan Documents is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or by any other provision of law.

     8.3  Subsidiary Insolvency and Bankruptcy Events.  In the event that
          -------------------------------------------
either:

               (a) any Material Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

               (b) a proceeding or case shall be commenced against any Material Subsidiary, without the application or consent of such Material Subsidiary in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against such Material Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of a Material Subsidiary similar to any of the foregoing shall be taken with respect to such Material and shall continue unstayed and in effect for a period of 60 days;

the obligation of the Lender to make any further Loans and issue any Letters of Credit hereunder shall be suspended unless and until the Lender shall agree otherwise in writing. In addition, there shall be an Event of Default if any of the events referred to in the foregoing clauses (a) and (b) shall have occurred and there is a judicial determination that the Borrower is liable for the debts of such Material Subsidiary in an amount in excess of 50% of the Borrower's Consolidated Tangible Net Worth.

                                  SECTION IX
                                  ----------

                         ASSIGNMENT AND PARTICIPATION
                         ----------------------------

     9.1  Assignment.  Each Lender shall have the right to assign at any time
          ----------
any portion of its commitment hereunder and its interests in the risk relating to any Loans and Letters of Credit to other banks or financial institutions organized under the laws of the United States or a state or commonwealth thereof.

     9.2  Participations.
          --------------

               (a) Each Lender shall have the right to grant participations to one or more banks or other financial institutions organized under the laws of the United States or a state or commonwealth thereof (each a "Participant") in
                                                              -----------
all or any part of any Loans and Letter of Credit Reimbursement Obligations owing to such Lender and the Notes held by such Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of such Notes for all purposes under this Agreement and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

               (b) SSB represents that it has offered an undivided 40% participation in the Loans and the Letters of Credit to BankBoston, N.A. ("BankBoston") on the terms hereof and of a
  ----------
form of Amended and Restated Participation Agreement forwarded to BankBoston (as the same may be amended, modified, substituted, extended or restated from time to time, the "Participation Agreement"). The Borrower hereby acknowledges and
              -----------------------
agrees that (I) SSB may enter into the Participation Agreement with BankBoston and (ii) BankBoston and its directors, officers, agents, attorneys, subsidiaries and affiliates shall be entitled to all rights of indemnification set forth in
Section 10.3 as if BankBoston were a Lender hereunder.

               (c) Notwithstanding the provisions of Sections 9.1 and 9.2, SSB agrees that as long as this Agreement is in effect, SSB shall serve as "lead Lender" in the administration of this Agreement and the making of Loans hereunder.

                                   SECTION X
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     10.1  Notices.  Unless otherwise specified herein, all notices hereunder to
           -------
any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, or when sent by electronic facsimile transmission or by telex, answer back received, or on the first Business Day after delivery to any overnight delivery service, freight pre-paid, or three days after being sent by certified or registered mail, return receipt requested, postage pre-paid, and addressed to such party at its address indicated below:

     If to the Borrower, at

          30 Porter Road
          Littleton, Massachusetts  01460
          Attention:    William A. Marshall,
                        Chief Financial Officer
          Facsimile:    (978) 952-2218

     with a copy  to:

          Finegan, Hickey, Dinsmoor & Johnson,
          175 Federal Street
          Boston, Massachusetts  02110
          Attention:    Charles J. Johnson, Esq.
          Facsimile:    (617) 422-6080

     If to SSB, at

          225 Franklin Street
          Boston, Massachusetts  02110
          Attention:    William R. Dewey, IV, Vice President
          Facsimile:    (617) 654-4176

     with a copy  to:

          Sullivan & Worcester LLP
          One Post Office Square
          Boston, Massachusetts  02109
          Attention:    Dennis J. White, Esq.
          Facsimile:    (617) 338-2880
or at any other address specified by such party in writing.

     10.2  Expenses. Whether or not the transactions contemplated herein shall
           --------
be consummated, the Borrower promises to reimburse the Lender for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees) incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement and the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof, or with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or thereunder, or in connection with any litigation, proceeding or dispute in any way related to the credit hereunder. The Borrower will pay any taxes (including any interest and penalties in respect thereof), other than the Lender's federal and state income taxes, payable on or with respect to the transactions contemplated by the Loan Documents (the Borrower hereby agreeing to indemnify the Lender with respect thereto).

     10.3  Indemnification.  The Borrower agrees to indemnify and hold harmless
           ---------------
the Lender, as well as the Lender's corporate parent, directors, officers, agents, attorneys, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of attorneys, engineers and consultants) and all other liabilities whatsoever (including, without limitation, liabilities under Environmental Laws) which shall at any time or times be incurred, suffered, sustained or required to be paid by any such indemnified Person (except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified Person) on account of or in relation to or any way in connection with any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement, the other Loan Documents or any other documents executed or delivered in connection herewith or therewith, all as the same may be amended from time to time, or with respect to any Letters of Credit, whether or not all or part of the transactions contemplated by, associated with or ancillary to this Agreement, any of the other Loan Documents or any such other documents are ultimately consummated. In any investigation, proceeding or litigation, or the preparation therefor, the Lender shall select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of its choice at its own expense, provided that such counsel shall be reasonably satisfactory to the Lender. The Borrower authorizes the Lender to charge the Note Record or the operating account which the Borrower maintains with the Lender for any of the foregoing. The covenants of this Section 10.3 shall survive payment or satisfaction of payment of all amounts owing with respect to the Notes or any other Loan Document or any other Obligation.

     10.4  Survival of Covenants, Etc.  Unless otherwise stated herein, all
           --------------------------
covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lender of the Loans as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding and unpaid or the Lender has any obligation to make any Loans hereunder or to issue any Letter of Credit. All statements contained in any certificate or other writing delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

     10.5  Set-Off.  The Lender shall have such rights of set-off as are
           -------
provided under applicable law.

     10.6  No Waivers.  No failure or delay by the Lender in exercising any
           ----------
right, power or privilege hereunder, under the Credit Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver shall extend to or affect any Obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. The rights and remedies herein and in the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

     10.7  Amendments, Waivers, etc.  Neither this Agreement nor the Notes nor
           -------------------------
any other Loan Document nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the party to be charged or bound thereby.

     10.8  Binding Effect of Agreement.  This Agreement shall be binding upon
           ---------------------------
and inure to the benefit of the Borrower, the Lender and their respective successors and assigns; provided that the Borrower may not assign or transfer
                        --------
its rights or obligations hereunder.

     10.9  Captions; Counterparts.  The captions in this Agreement are for
           ----------------------
convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     10.10 Entire Agreement, Etc.  The Loan Documents and any other documents
           ---------------------
executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.

     10.11 Waiver of Jury Trial.  EACH OF THE BORROWER AND THE LENDER HEREBY
           --------------------
WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWER AND THE LENDER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWER'S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

     10.12 Governing Law.  THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS
           -------------
ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE LENDER UNDER THIS

AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THE PRECEDING SENTENCE AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     10.13 Severability. The provisions of this Agreement are severable and if
           ------------
any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     10.14 Confidentiality.  The Lender will endeavor in good faith to maintain
           ---------------
the confidentiality of any non-public information relating to the Borrower which has been identified in writing as confidential on the information itself or otherwise (the "Confidential Information") and, except as provided below, will
                ------------------------
exercise the same degree of care that the Lender exercises with respect to its own proprietary information to prevent the unauthorized disclosure of the Confidential Information to third parties. Confidential Information shall not include information that either: (a) is in the public domain; or (b) is disclosed to the Lender by a third party, provided the Lender does not have reason to believe that such third party is prohibited from disclosing such information. The terms of this Section shall not apply to disclosure of Confidential Information by the Lender that is, in the good faith opinion of the Lender, compelled by laws, regulations, rules, orders or legal process or proceedings or is disclosed to: (a) any party, including a prospective participant, who has signed a confidentiality agreement containing terms substantially similar to those contained herein; (b) legal counsel, examiners; auditors and directors of the Lender and examiners, auditors and investigators having regulatory authority over the Lender; or (c) any party to the extent reasonably required after an Event of Default. The Borrower acknowledges and agrees that the Lender may disclose any Confidential Information to BankBoston, subject to BankBoston's agreement to be bound by the provisions of this Section
10.14 as set forth in the Participation Agreement.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first above written.

                                        VIISAGE TECHNOLOGY, INC.


                                        By: /s/ William A. Marshall
                                           ---------------------------
                                           Title: CFO and Treasurer


                                        STATE STREET BANK AND TRUST
                                        COMPANY


                                        By: /s/ William R. Dewey IV
                                           ---------------------------
                                           Title: Vice President

                                                           EXHIBIT  A-1
                                                           ------------


                  AMENDED AND RESTATED REVOLVING CREDIT NOTE
                  ------------------------------------------

$10,000,000                                              October  31, 1997


     FOR VALUE RECEIVED, the undersigned (the "Borrower") absolutely and unconditionally promises to pay to the order of STATE STREET BANK AND TRUST COMPANY (the "Lender"), at its head office at 225 Franklin Street, Boston, Massachusetts 02110:

         (a) on the Revolving Credit Maturity Date, the principal amount of Ten Million Dollars ($10,000,000) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of October 31, 1997, as amended or supplemented from time to time (the "Credit Agreement"), by and between the Borrower and the Lender; and

         (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     This Note evidences borrowings under, is subject to the terms and conditions of and has been issued by the Borrower in accordance with the terms of the Revolving Credit Agreement and is the Revolving Credit Note referred to therein. The Lender and any holder hereof is entitled to the benefits and subject to the conditions of the Revolving Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

     This Note amends, restates and supersedes that certain Credit Note dated November 22, 1996, made by the Borrower payable to the order of the Lender, in the principal face amount of $10,000,000 (the "Old Note"). The Borrower confirms that the indebtedness outstanding under and evidenced by the Old Note has not been repaid, satisfied or discharged, but for all purposes has been amended as provided herein and that the indebtedness evidenced by this Note constitutes the same indebtedness that was outstanding under the Old Note prior to such amendment.

     All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Revolving Credit Agreement.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to repay or prepay the whole or part of the principal of this Note on the terms and conditions specified in the Agreement.

     If any Event of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Revolving Credit Agreement.

     The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notice (other than such notice requirements, if any, as are expressly set forth in the Revolving Credit Agreement) in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or Person primarily or secondarily liable.

     This Note shall be deemed to take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts and for all purposes shall be construed in accordance with such laws (without regard to conflicts of laws rules).

     IN WITNESS WHEREOF, the Borrower has caused this Note to be signed under seal by its duly authorized officer as of the day and year first above written.

                                        VIISAGE TECHNOLOGY, INC.


                                        By:___________________________
                                           Title:

                                                   EXHIBIT  A-2
                                                   ------------


                                TRANCHE A NOTE
                                --------------

$3,800,000                                                October 31, 1997

     FOR VALUE RECEIVED, the undersigned (the "Borrower") absolutely and unconditionally promises to pay to the order of STATE STREET BANK AND TRUST COMPANY (the "Lender"), at its head office at 225 Franklin Street, Boston, Massachusetts 02110:

          (a) the principal amount of Three Million Eight Hundred Thousand Dollars ($3,800,000), in the installment amounts and at the times provided in the Amended and Restated Credit Agreement dated as of October 31, 1997, as amended or supplemented from time to time (the "Credit Agreement"), by and between the Borrower and the Lender; and

          (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     This Note evidences borrowings under, is subject to the terms and conditions of and has been issued by the Borrower in accordance with the terms of the Credit Agreement and is the Tranche A Note referred to therein. The Lender and any holder hereof is entitled to the benefits and subject to the conditions of the Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

     All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to repay or prepay the whole or part of the principal of this Note on the terms and conditions specified in the Agreement. Prepayments of this Note may be subject to certain prepayment premiums as provided in the Credit Agreement.

     If any Event of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notice (other than such notice requirements, if any, as are expressly set forth in the Credit Agreement) in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or Person primarily or secondarily liable.

     This Note shall be deemed to take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts and for all purposes shall be construed in accordance with such laws (without regard to conflicts of laws rules).

     IN WITNESS WHEREOF, the Borrower has caused this Note to be signed under seal by its duly authorized officer as of the day and year first above written.

                                        VIISAGE TECHNOLOGY, INC.


                                        By:___________________________
                                           Title:

                                                   EXHIBIT  A-3
                                                   ------------


                                 TRANCHE B NOTE
                                 --------------

$2,000,000                                                October 31, 1997

     FOR VALUE RECEIVED, the undersigned (the "Borrower") absolutely and unconditionally promises to pay to the order of STATE STREET BANK AND TRUST COMPANY (the "Lender"), at its head office at 225 Franklin Street, Boston, Massachusetts 02110:

          (a) the principal amount of Two Million Dollars ($2,000,000), in the installment amounts and at the times provided in the Amended and Restated Credit Agreement dated as of October 31, 1997, as amended or supplemented from time to time (the "Credit Agreement"), by and between the Borrower and the Lender; and

          (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     This Note evidences borrowings under, is subject to the terms and conditions of and has been issued by the Borrower in accordance with the terms of the Credit Agreement and is the Tranche B Note referred to therein. The Lender and any holder hereof is entitled to the benefits and subject to the conditions of the Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

     All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to repay or prepay the whole or part of the principal of this Note on the terms and conditions specified in the Agreement. Prepayments of this Note may be subject to certain prepayment premiums as provided in the Credit Agreement.

     If any Event of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notice (other than such notice requirements, if any, as are expressly set forth in the Credit Agreement) in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or Person primarily or secondarily liable.

     This Note shall be deemed to take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts and for all purposes shall be construed in accordance with such laws (without regard to conflicts of laws rules).

     IN WITNESS WHEREOF, the Borrower has caused this Note to be signed under seal by its duly authorized officer as of the day and year first above written.

                                        VIISAGE TECHNOLOGY, INC.


                                        By:___________________________
                                           Title:

                                  EXHIBIT B-1
                                  -----------


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

          Re:  Amended and Restated Credit Agreement Dated as of October 31,
               -------------------------------------------------------------
               1997 (the "Agreement")
               ----------------------

Ladies and Gentlemen:

     Pursuant to Section 2.5(a) of the Agreement the undersigned hereby confirms its request made on ____________, 199_ for a Revolving Credit Loan that is a [Prime Rate] [LIBOR] Loan in the amount of $_________________ on ___________,
199__.

     [The Interest Period applicable to said Loan will be [one] [two] [three] [six] months.]*

     [Said Loan represents a conversion of the [Prime Rate] [LIBOR] Loan in the same amount made on __________.]**

     The representations and warranties contained or referred to in Section IV of the Agreement, as updated by the Securities Filings furnished to the Lender, are true and accurate on and as of the effective date of the Loan as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and no Default or Event of Default has occurred and is continuing or will result from the Loan.

                                        VIISAGE TECHNOLOGY, INC.


                                        By:___________________________
                                           Title:


___________________
Date


*  To be inserted in any request for a LIBOR Loan.
** To be inserted in any request for a conversion.

                                  EXHIBIT B-2
                                  -----------

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

          Re:  Amended and Restated Credit Agreement Dated as of October 31,
               -------------------------------------------------------------
               1997 (the "Agreement")
               ----------------------

Ladies and Gentlemen:

     Pursuant to Section 2.5(b) of the Agreement the undersigned hereby requests a Tranche B Term Loan in the amount of $_________________ on ___________, 199__.

     Enclosed herewith are invoices and/or other evidences of the costs and expenses to be financed with the proceeds of the Loan requested hereby. The Borrower hereby acknowledges and agrees that the proceeds of the requested Loan will be used in accordance with Section 5.7(c) of the Agreement.

     The representations and warranties contained or referred to in Section IV of the Agreement, as updated by the Securities Filings furnished to the Lender, are true and accurate on and as of the effective date of the Loan as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and no Default or Event of Default has occurred and is continuing or will result from the Loan.

                                        VIISAGE TECHNOLOGY, INC.


                                        By:___________________________
                                           Title:

___________________
Date

                                   EXHIBIT C
                                   ---------

                                  [DISCLOSURE]

                           VIISAGE TECHNOLOGY, INC.
              EXHIBIT C TO AMENDED AND RESTATED CREDIT AGREEMENT
                            DATED October 31, 1997
                        ------------------------------

3.1 (b) and 4.11 - Litigation: None.

4.1 (a) - Jurisdictions of Foreign Qualification: Arizona, Connecticut, Florida, Illinois, Massachusetts, New Mexico, New York, North Carolina, Ohio, Virginia and Wisconsin.

4.12 - Subsidiaries: Borrower is forming a limited liability company (Viisage Technology (Tianjin) Limited) for a free trade office to conduct business in China, and may form a related subsidiary to do business in China.

5.3(b) - Insurance: See Attachment 1 hereto.

7.2(i) - Guarantees: The Initial Public Offering described in, and the conditions specified in, Section 3.1(d) have occurred. As a condition to their approval of the transfer of their agreements from Lau to the Borrower in connection with the Initial Public Offering, certain contracting parties have required a guaranty by, or have yet to agree to novate, Lau. The Borrower is obligated to indemnify Lau should Lau suffer claims as a result thereof or otherwise due to any failure of the Borrower to perform under those imaging and identification contracts assumed by it from Lau in connection with the Initial Public Offering.

7.3 - Existing Encumbrances: Sanwa Business Credit Corporation (digital identification systems); Frontier Insurance Company (performance bond in connection with Arizona contract); and Hartford Fire Insurance Company (performance bonds in connection with Florida, New Mexico and Wisconsin contracts). Other customer contracts with governments or government agencies also may require performance bonds.

Other: The Borrower has entered into an Administrative and Services Agreement and a Use and Occupancy Agreement with Lau.

                                 ATTACHMENT 1
              VIISAGE TECHNOLOGY, INC. -- 1997 INSURANCE SUMMARY

Type of Coverage                         Insurer                     Limit*
----------------                         -------                     -----
Property                           Federal Insurance Co.         32,580,000

Electronic Data                    Federal Insurance Co.            330,000

General Liability                  Federal Insurance Co.        $ 2,000,000

Business Income                    Federal Insurance Co.         22,751,500

Computer Software and Services
 Errors & Omissions                Federal Insurance Co.          2,000,000**

Pollution                          Chubb                          1,000,000

Transportation                     Federal Insurance Co.            500,000

Crime                              Federal Insurance Co.            500,000

Auto                               Commercial Union               1,000,000

Ocean Cargo                        Federal Insurance Co.          4,000,000

Umbrella Liability                 Federal Insurance Co.          5,000,000

Directors & Officers**             Admiral Insurance              5,000,000
                                   Royal Indemnity                2,000,000

Workmen's Compensation             The Travelers                      N/A

International Coverage             Great Northern Insurance Co.
  Liability                                                       1,000,000
  Electronic Errors & Omissions                                   1,000,000
  Property (occupied premises)                                       25,000
  Employer Liability (accident/disease)                             100,000

* Limits are subject to sublimits, deductions and other limitations. See Package Policy Information for policy term of January 1, 1997 to January 1, 1998, a copy of which has been delivered to Lender.
**   Directors and Officers Liability coverage and Computer Software and
Services Errors and Omissions coverage are for Viisage Technology, Inc., only. All other coverages are combined with LAU Acquisition Corp.

                                   EXHIBIT D
                                   ---------


                             COMPLIANCE CERTIFICATE
                             ----------------------

TO:  STATE STREET BANK
      AND TRUST COMPANY
     225 Franklin Street
     Boston, Massachusetts  02110


     The undersigned authorized officer of Viisage Technology, Inc. (the "Borrower"), hereby certifies, with respect to the Amended and Restated Credit Agreement dated as of October 31, 1997 between State Street Bank and Trust Company (the "Lender") and the Borrower, as amended through the date hereof (the "Credit Agreement"), that (a) the Borrower is in complete compliance as of __/__/____ (the "Applicable Financial Statements Date") with the covenants of the Borrower contained therein, as demonstrated below, and (b) no Default has occurred and is continuing as of the date hereof, except, in either case, as noted below. All capitalized terms used herein and not otherwise defined shall have the meanings prescribed therefor in the Credit Agreement.

COVENANT                                     REQUIRED                        ACTUAL AS
                                                                             OF _______
-----------------------------------------------------------------------------------------
Financial Statements              Quarterly w/in 45 days; annually
                                  w/in 120 days
-----------------------------------------------------------------------------------------
All documents filed with SEC      Within 10 days after filing
-----------------------------------------------------------------------------------------
Profitability                     No two consecutive fiscal quarters      $______________
                                  with Consolidated Net Income of
                                  less than zero; $1 for twelve months
                                  ending 12/31/96; $500,000 for
                                  twelve months ending 3/31/97,
                                  6/30/97 and 9/30/97; and
                                  $2,000,000 for twelve months
                                  ending 12/31/97 and the last day of
                                  each quarter thereafter

-----------------------------------------------------------------------------------------
Tangible Net Worth                Greater of $10,000,000 or 85% of        $______________
                                  Consolidated Tangible Net Worth at
                                  12/31/96 for fiscal quarter ending
                                  12/31/96; thereafter Tangible Net
                                  Worth at the end of each quarter
                                  shall be the same as that required at
                                  the end of the immediately
                                  preceding quarter plus 50% of
                                  Consolidated Net Income for the
                                  most recently ended quarter
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
Debt to Worth Ratio               4.0:1 at 12/31/96 and the end of                __.__:1
                                  each fiscal quarter thereafter
-----------------------------------------------------------------------------------------
Debt Service Coverage             1.5 to 1 at the end of any fiscal               __,__:1
                                  quarter for the four fiscal quarters
                                  then ended.
-----------------------------------------------------------------------------------------

Comments Regarding Exceptions:

     Attached hereto are financial statements as of and for the fiscal [quarter][year] ended on the Applicable Financial Statements Date, which have been certified by the [undersigned] [Borrower's Accountants] as required by
Section 5.1 of the Credit Agreement.

Submitted by:

VIISAGE TECHNOLOGY, INC.


By:   _________________________

Name: _________________________

Title:_________________________

Date: _________________________